                                                                   Exhibit 10.33








                           _______________________________

                              CREDIT FACILITY AGREEMENT
                           _______________________________



                                       between

                                  ALLIANCE EUROPE NV

                                         and

                                 ALLIANCE GRAPHICS NV

                                         and

                       EMAILLERIES DE BLANC MISSERON, A. AUBECQ

                                         and

                                ALLIANCE PENTAGON A/S

                                     as Borrowers

                                         and

                                    KBC BANK N.V.

                                  TABLE OF CONTENTS


                                                                            PAGE

PART I - INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

PART II - AE CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.   TOTAL AE CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . .   5
     3.   AE REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . . . .   5
     4.   AE TERM CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . .   7

PART III - PENTAGON CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . .   7
     5.   PENTAGON REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . .   7

PART IV - INTEREST, FEES AND CHARGES . . . . . . . . . . . . . . . . . . . .   8
     6.   INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     7.   DEFAULT RATE OF INTEREST . . . . . . . . . . . . . . . . . . . . .   9
     8.   MAXIMUM INTEREST . . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.   COMPUTATION OF INTEREST AND FEES . . . . . . . . . . . . . . . . .  10
     10.  UNUSED LINE FEE. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     11.  FINANCIAL ANALYSIS FEES. . . . . . . . . . . . . . . . . . . . . .  10
     12.  SERVICE FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     13.  REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . .  11
     14.  TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . .  12

PART V - LOAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  13
     15.  MANNER OF BORROWING ADVANCES AND OVERDRAFT ADVANCES. . . . . . . .  13
     16.  REPAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . .  14
     17.  MANDATORY AND OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . .  17
     18.  ACCOUNTS RECEIVABLE MANAGEMENT . . . . . . . . . . . . . . . . . .  19
     19.  APPLICATION OF PAYMENTS AND COLLECTIONS. . . . . . . . . . . . . .  21
     20.  LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     21.  STATEMENTS OF ACCOUNT. . . . . . . . . . . . . . . . . . . . . . .  22

PART VI - TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . .  22
     22.  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     23.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

PART VII - SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . . . . .  23

     24.  SECURITY ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .  23

PART VIII - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  27
     25.  GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  27
     26.  CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. . . . . . . .  34
     27.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .  34

PART IX - COVENANTS AND CONTINUING AGREEMENTS. . . . . . . . . . . . . . . .  34
     28.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .  34
     29.  BORROWING BASE CERTIFICATES AND INFORMATION. . . . . . . . . . . .  37
     30.  INSURANCE OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . .  38
     31.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  39
     32.  SPECIFIC FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . .  46

PART X - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . .  46
     33.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .  46

PART XI - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT. . . . . . . . .  48
     34.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  48
     35.  ACCELERATION OF THE OBLIGATIONS. . . . . . . . . . . . . . . . . .  51
     36.  OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     37.  REMEDIES CUMULATIVE; NO WAIVER . . . . . . . . . . . . . . . . . .  51

PART XII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     38.  INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     39.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     40.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     41.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .  52
     42.  CUMULATIVE EFFECT; CONFLICT OF TERMS . . . . . . . . . . . . . . .  53
     43.  EXECUTION IN COUNTERPARTS. . . . . . . . . . . . . . . . . . . . .  53
     44.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     45.  CREDIT INQUIRIES . . . . . . . . . . . . . . . . . . . . . . . . .  55
     46.  TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . .  55
     47.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .  55
     48.  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     49.  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .  56
     50.  GOVERNING LAW; CONSENT TO FORUM. . . . . . . . . . . . . . . . . .  56

LIST OF EXHIBITS AND APPENDICES


Appendix A          General Definitions
Appendix B          Credit Regulations
Appendix C          Tax Identification Numbers of Subsidiaries
Appendix D          Costs and Expenses

Exhibit A           Repayment Schedule
Exhibit 25.2        Jurisdictions in which Borrowers and Pentagon are Authorized to do Business
Exhibit 25.6        Capital Structure of Borrowers and Pentagon
Exhibit 25.10       Corporate Names
Exhibit 25.11       Mergers, Etc.
Exhibit 25.12       Business Locations
Exhibit 25.13       same as Exhibit 25.12
Exhibit 25.14       same as Exhibit 25.12
Exhibit 25.15       same as Exhibit 25.12
Exhibit 25.29       Aubecq's Taxes
Exhibit 25.32       Patents, Trademarks, Copyrights and Licenses
Exhibit 25.34       Compliance with Law
Exhibit 25.37       Contracts Restricting Borrowers' and Pentagon's Right to
                    Incur Debts
Exhibit 25.38       Litigation
Exhibit 25.41       Capitalized Leases
Exhibit 25.41       Operating Leases
Exhibit 25.43       Plans
Exhibit 25.47       Labor Contracts
Exhibit 28.3        Compliance Certificate
Exhibit 31.1        Permitted Liens
Exhibit 32.1        Financial Covenants

                              CREDIT FACILITY AGREEMENT


THIS CREDIT FACILITY AGREEMENT this 20th November 1998,

BY AND AMONG:

(1) ALLIANCE EUROPE NV (formerly known as Alliance Enamelsteel Corporation NV), a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP", registered with the Registry of Commerce of Tongeren under number 58.120, having its registered office at Zuiderring 56, 3600 Genk, Belgium, represented for the purposes of this Agreement by Robert Krol (sometimes referred to herein, individually, as "ALLIANCE EUROPE" or "BORROWER", and, together with Alliance Graphics and Aubecq, as "BORROWERS");

(2) ALLIANCE GRAPHICS NV, a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP", registered with the Registry of Commerce of Tongeren under number 67.288, having its registered office at Zuiderring 56, 3600 Genk, Belgium, represented for the purposes of this Agreement by Robert Krol (sometimes referred to herein, individually, as "ALLIANCE GRAPHICS" or "BORROWER", and, together with Alliance Europe and Aubecq, as "BORROWERS");

(3) EMAILLERIES DE BLANC MISSERON, A. AUBECQ Societe Anonyme, a limited liability company incorporated as a "SOCIETE ANONYME" under the laws of France, having its registered office at Crespin (Nord), Rue des DEportEs, R.C.S. Valenciennes, France, represented for the purposes of this Agreement by Robert Krol (sometimes referred to herein, individually, as "AUBECQ" or "BORROWER", and, together with Alliance Europe and, Alliance Graphics, as "BORROWERS");

(4) ALLIANCE PENTAGON A/S, a limited liability company incorporated under the laws of Denmark under no. 40.019, having its registered office at 2, Krogagervej, DK - 5240 Odense, Denmark, represented for the purposes of this Agreement by Robert Krol (hereinafter referred to as "PENTAGON");

AND:

(5) K.C. BANK N.V. (formerly known as KREDIETBANK NV), a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP", having its registered office at 1080, Brussels Havenlaan 2, registered with the Registry of Commerce of Brussels under number 623.074 and licensed as a bank in Belgium, acting through its Genk branch located at 3600 Genk, Onderwijslaan 72 Box 11, registered with the Commercial Registry of Tongeren under number 2.254, bank account number 488-6088351-83, represented for the purposes of this Agreement by Wim Leemen (hereinafter referred to as "LENDER");

WHEREAS:

(A) The parties hereto entered into that certain Credit Facility Agreement dated 2 October 1997 (the "ORIGINAL CREDIT AGREEMENT") in which Lender agreed to make Loans and other financial accommodations to Borrowers and Pentagon on the terms and conditions set forth therein;

(B) The Original Credit Agreement was amended and restated on January 27, 1998, effective as of 2 October 1997 (the "FIRST AMENDED AND RESTATED AGREEMENT");

(C) As partial security for such loans and other financial accommodations, Lender required that Lender be provided with two irrevocable standby letters of credit, in the amount of BEF254,549,873.00 and BEF12,063,975.00, respectively;

(D)  On 2 October 1997,

     (i) Fleet Capital Corporation, a corporation organized under the laws of Rhode Island, United States of America, having an office at One North Franklin Street, Suite 3600, Chicago, Illinois 60606, United States of America, individually and as Agent for itself and any other Lender ("FLEET CAPITAL"); and

     (ii) Alliance America Corporation, a corporation organized under the laws of Georgia, United States of America, having its chief executive office and principal place of business at 4888 South Old Peachtree Road, Norcross, Georgia 30071, United States of America ("ALLIANCE AMERICA"),

     entered into a Loan and Security Agreement (the "LOAN AND SECURITY AGREEMENT"), pursuant to which Fleet Capital issued, or caused to be issued by one of its Affiliates, two irrevocable standby letters of credit, one in the face amount of BEF254,549,873.00 (together with any amendments thereto and substitutions therefor, the "AE STANDBY LETTER OF CREDIT"), and one in the face amount of BEF12,063,975.00 (together with any amendments thereto and substitutions therefor, the "PENTAGON STANDBY LETTER OF CREDIT"), respectively;

(E)  Concurrently with the execution and delivery of this Agreement,

     (i) Fleet National Bank, a United States national banking association, having an office at 1185 Avenue of the Americas, New York, New York 10036, United States of America, individually and as Administrative Agent for itself and the other lenders party thereto (in its individual capacity, "FLEET" and in such capacity as Administrative Agent, together with any successors in its capacity as Administrative Agent, the "FLEET AGENT");

     (ii) certain financial institutions from time to time parties thereto (collectively the "FLEET LENDERS"); and

     (iii) PolyVision Corporation, a corporation organized under the laws of New York, United States of America ("POLYVISION"), Posterloid Corporation, a corporation organized under the laws of Delaware, United States of America ("POSTERLOID"); and Greensteel, Inc., a corporation organized under the laws of Delaware, United States of America ("GREENSTEEL");

     have entered into a Credit Agreement (as it may be amended, modified or supplemented from time to time, the "FLEET CREDIT AGREEMENT"), pursuant to which Fleet has agreed, among other things, to issue a replacement AE and Pentagon Standby Letter of Credit up to an amount of BEF134,758,619.00 and to, among other things, increase the face amount of the AE Term Credit Standby Letter of Credit to BEF235,964,990.00; and

(F) The parties hereto desire to amend the First Amended and Restated Credit Agreement in certain respects, with such amendments to be deemed effective as of the date hereof, it being specified that this Agreement shall not result in a novation of the First Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the premises and covenants and in reliance upon the representations and warranties set out below, the parties hereto agree as follows:

PART I - INTERPRETATION

1.   DEFINITIONS

1.1. For the purposes of this Agreement, capitalized words and expressions shall have the meanings assigned to them in APPENDIX A, GENERAL DEFINITIONS.

1.2. Accounting terms not otherwise specifically defined herein shall be construed in accordance with the generally accepted accounting principles in effect in the country in which the relevant party is located, applied on a consistent basis ("GAAP").


1.3. For the purpose of determining compliance with the covenant and Default limitations set out in this Agreement, amounts expressed in US Dollars shall be measured by aggregating the applicable items denominated in US Dollars with the Dollar Equivalent of all such items in foreign currencies.

1.4. In this Agreement and its Appendices, Exhibits and Schedules, unless the context otherwise requires:

     (a) references to this Agreement and/or its Appendices, Exhibits and/or Schedules or any other document, include this Agreement and its Appendices, Exhibits and/or Schedules or such other document as varied, modified or supplemented in any manner from time to time;

     (b) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

     (c) references to recitals, clauses and schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this Agreement and sub-divisions of them respectively;

     (d) references to any enactment include references to such enactment as reenacted, amended or extended on or before the date of this Agreement and any subordinate legislation made from time to time under it;

     (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organization, institution, trust or agency, whether or not having a separate legal personality;

     (f) references to the one gender include all genders, and references to the singular include the plural and vice versa;

     (g) any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature made against that person and all losses, damages, payments, awards, costs or expenses made, suffered or incurred by that person as a consequence of, or which would not have arisen but for, that circumstance; and

     (h) headings are inserted for convenience only and shall be ignored in construing this Agreement.

1.5. The Appendices, Exhibits and Schedules and the Recitals form part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement.

1.6. Any reference in this Agreement to a document being "in the agreed terms" is to a document in the terms agreed between the parties and for identification purposes only signed or initialed by them or on their behalf on or before the date of this Agreement.

1.7. Where under the terms of this Agreement any party accepts an obligation to use its "best endeavors" in and towards the fulfillment of any objective or occurrence the full extent of that party's obligation shall be to take all such steps which a prudent, determined and reasonable person, acting in its own interests and intent on the fulfillment of such obligation, would take irrespective of the costs of or associated with taking such steps.

PART II - AE CREDIT FACILITY

2.   TOTAL AE CREDIT FACILITY

2.1. In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, provided that no Default or Event of Default then exists, to make available to Borrowers a credit facility ("OUVERTURE DE CREDIT", "KREDIETOPENING") up to a total aggregate principal amount of BEF519,963,347.00 (the "AE CREDIT FACILITY") in the form of:

     (a) a Revolving Credit Facility, up to an aggregate principal amount of BEF189,007,500.00 (the "AE REVOLVING CREDIT FACILITY"); and

     (b) a Term Credit Facility, up to an aggregate principal amount of BEF330,955,847.00 (the "AE TERM CREDIT FACILITY").

3.    AE REVOLVING CREDIT FACILITY

3.1. In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, provided that no Default or Event of Default then exists, to make from time to time Revolving Credit Loans available to each Borrower, as requested by that Borrower in the manner set forth in Article 15 below, up to a total aggregate principal amount equal to BEF189,007,500.00, for all Borrowers together,

     PROVIDED, THAT,

     (a) Subject to clause (d) of this proviso, the maximum aggregate principal amount of the AE Revolving Credit Facility at any time outstanding with respect to Alliance Europe, individually, shall not exceed BEF189,007,500.00;

     (b) Subject to clause (d) of this proviso, the maximum aggregate principal amount of the AE Revolving Credit Facility at any time outstanding with respect to Alliance Graphics, individually, shall not exceed BEF7,311,500.00;

     (c) Subject to clause (d) of this proviso, the maximum aggregate principal amount of the AE Revolving Credit Facility at any time outstanding with respect to Aubecq, individually, shall not exceed BEF146,230,000.00; and

     (d) the maximum aggregate principal of the AE Revolving Credit Facility at any time outstanding with respect to Alliance Europe, Alliance Graphics and Aubecq shall not exceed an amount equal to BEF189,007,500.00 minus the then outstanding principal amount borrowed by Pentagon under the Pentagon Revolving Credit Facility.

3.2. Until the Borrowers and Lender shall agree otherwise, the AE Revolving Credit Facility shall be made available to the Borrowers to be drawn in the form of:

     (a) cash advances in current account in Belgian francs ("BEF"), including Letters of Credit by which Lender shall guarantee the payment or performance or reimbursement obligations with respect to Letters of Credit (the "AE REVOLVING CREDIT OVERDRAFT ADVANCES"); and/or,

     (b) fixed short term advances (i.e., different interest periods) in BEF for a term of one (1) month, two (2) months, three (3) months or six (6) months, which may not be repaid before maturity (the "AE REVOLVING CREDIT ADVANCES");

PROVIDED, THAT:

     (a) the maximum aggregate principal amount of all AE Revolving Credit Overdraft Advances at any time outstanding for all Borrowers together shall not at any time exceed BEF25,590,250.00, which shall include an LC Amount not to exceed BEF18,287,750.00;

     (b) the maximum aggregate principal amount of all AE Revolving Credit Advances at any time outstanding for all Borrowers together shall not at any time exceed BEF189,007,500.00, which shall include no LC Amount; and

     (c) the LC Amount at any time outstanding for all Borrowers together shall not at any time exceed BEF18,278,750.00.

3.3. Lender shall have the right to restrict the AE Revolving Credit Facility in whole or in part by establishing reserves in such amounts, and with respect to such matters, as Lender shall reasonably deem necessary or appropriate in its reasonable credit judgment, against the amount of any AE Revolving Credit Advances and any AE Revolving Credit Overdraft Advances which any Borrower may otherwise request under this Article 3 ("RESERVES"), including, without limitation, with respect to:

     (a) sums chargeable against a Borrower's Loan Account as AE Revolving Credit Advances under any section of this Agreement;

     (b) amounts owing by a Borrower to any Person to the extent secured by a Lien on any Collateral which Lender deems eligible under the definition of the AE Borrowing Base; and

     (c) such other matters, events, conditions or contingencies as to which Lender, in the exercise of its reasonable credit judgment, determines reserves should be established from time to time hereunder;

     PROVIDED, THAT any such Reserves will not duplicate decreases in the amount of Accounts or the value of Inventory already made, due to their ineligibility.

4.   AE TERM CREDIT FACILITY

4.1. In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, provided that no Default or Event of Default is then existing, to make a Term Credit Facility available to Alliance Europe on or about the Closing Date in a principal amount equal to BEF330,955,847.00 to be drawn down in full by Alliance Europe on the Closing Date.

4.2. Until the Borrowers and Lender shall agree otherwise, the AE Term Credit Facility made available to Alliance Europe shall bear interest for interest periods (I.E., BIBOR Periods), applicable to the different BIBOR Term Portions selected in accordance with the provisions of Section 11 hereof, having durations of minimum one (1) month, two (2) months, three (3) months or maximum six (6) months, which may not be repaid before expiration of such BIBOR Periods respectively (each such BIBOR Term Portion is sometimes hereinafter referred to as "AE TERM CREDIT ADVANCE(S)");

     PROVIDED, THAT Alliance Europe shall select AE Term Credit Advances in a manner consistent with the repayment schedule attached hereto in EXHIBIT A.

PART III - PENTAGON CREDIT FACILITY

5.    PENTAGON REVOLVING CREDIT FACILITY

5.1. In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, for so long as no Default or Event of Default exists, to make available to Pentagon a credit facility ("OUVERTURE DE CREDIT", "KREDIETOPENING") up to a total aggregate principal amount of BEF36,557,500.00 in the form of a Revolving Credit Facility (the "PENTAGON REVOLVING CREDIT FACILITY"),

     PROVIDED, THAT the maximum aggregate principal amount of the Pentagon Revolving Credit Facility at any time outstanding shall never exceed the lesser of (a) Pentagon Borrowing Base MINUS the aggregate amount of all Reserves applicable to Pentagon, if any, at such time and (b) the then unused portion of the AE Revolving Credit Facility (taking into account all then outstanding AE Revolving Credit Overdraft Advances, AE Revolving Credit Advances and LC Amounts).

5.2. Until Pentagon and Lender shall agree otherwise, the Pentagon Revolving Credit Facility shall be made available to Pentagon to be drawn in the form of fixed short term advances in BEF for a term of one (1) month, two (2) months, three (3) months or six (6) months, as requested by Pentagon in the manner set out in Article 15 below, not to be repaid before maturity (the "PENTAGON REVOLVING CREDIT ADVANCES");

     PROVIDED, THAT the maximum aggregate principal amount of all Pentagon Revolving Credit Advances at any time outstanding shall not at any time exceed BEF36,557,500.00.

5.3. Lender shall have the right to restrict the Pentagon Revolving Credit Facility in whole or in part by establishing reserves in such amounts, and with respect to such matters, as Lender shall reasonably deem necessary or appropriate in its reasonable credit judgment, against the amount of any Pentagon Revolving Credit Advances which Pentagon may otherwise request under this Article 5 ("RESERVES"), including, without limitation, with respect to:

     (a) sums chargeable against Pentagon's Loan Account as Pentagon Revolving Credit Advances under any section of this Agreement;

     (b) amounts owing by Pentagon to any Person to the extent secured by a Lien on any Collateral which Lender deems eligible under the definition of the Pentagon Borrowing Base; and

     (c) such other matters, events, conditions or contingencies as to which Lender, in the exercise of its reasonable credit judgment, determines reserves should be established from time to time hereunder;

     PROVIDED, THAT any such Reserves will not duplicate decreases in the amount of Accounts or the value of Inventory already made, due to their ineligibility.

PART IV - INTEREST, FEES AND CHARGES

6.     INTEREST

6.1.   BASE RATE REVOLVING CREDIT PORTION

6.1.1. Interest shall accrue on the principal amount of each Base Rate Revolving Credit Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate then in effect PLUS the Applicable Margin.

6.1.2. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that such change in the Base Rate occurs.

6.2.   BIBOR REVOLVING CREDIT PORTION

6.2.1. Interest shall accrue on the principal amount of each BIBOR Revolving Credit Portion at an annual rate equal to the BIBOR Rate applicable to such BIBOR Revolving Credit Portion for the corresponding BIBOR Period PLUS the Applicable Margin.

6.3.   BIBOR TERM PORTION

6.3.1. Interest shall accrue on the principal amount of each BIBOR Term Portion at an annual rate equal to the BIBOR Rate applicable to such BIBOR Term Portion for the corresponding BIBOR Period PLUS the Applicable Margin.

6.4.   BIBOR PERIODS AND BIBOR RATE

6.4.1. BIBOR Periods and the BIBOR Rate applicable to each BIBOR Portion shall be determined in accordance with the terms of this Agreement.

6.4.2. The total number of all AE Revolving Credit Advances, AE Term Credit Advances and Pentagon Revolving Credit Advances at any time outstanding for all Borrowers and Pentagon together shall not at any time exceed ten
       (10).

7.     DEFAULT RATE OF INTEREST

7.1. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall, at the option of Lender, bear interest at a rate per annum equal to the interest rate otherwise applicable thereto plus 2%, or, in the event of termination of the credit facility provided hereunder, in whole or in part, such other rate as is provided in the Credit Regulations (the "DEFAULT RATE").

8.     MAXIMUM INTEREST

8.1. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

8.2. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

9.     COMPUTATION OF INTEREST AND FEES

9.1. Interest, unused line fees, financial analysis fees and service fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

10.    UNUSED LINE FEE

10.1. Borrowers shall pay to Lender a fee equal to 0.50% per annum on the amount by which BEF189,007,500.00 exceeds the average daily outstanding balance of the AE Revolving Credit Facility and (without duplication) Pentagon shall pay to Lender a fee equal to 0.50% per annum of the amount by which BEF36,557,500.00 exceeds the average daily outstanding balance of the Pentagon Revolving Credit Facility, PROVIDED, THAT each reference to "0.50%" shall be deemed changed to "0.375%" from and after the date (if any) on which the "Commitment Fee" (as defined in the Fleet Credit Agreement) changes from 0.50% to 0.375%.

10.2. The unused line fee shall be payable quarterly in arrears on the first day of each calendar quarter hereafter.

11.    FINANCIAL ANALYSIS FEES

11.1. Borrowers and Pentagon shall from time to time pay to Lender or to Lender's designated representative in connection with periodic visits to Borrowers' or Pentagon's places of business in order to perform financial and collateral analysis all reasonable out-of-pocket expenses incurred by Lender or Lender's designated representative in connection with such visits.

11.2. Expenses under Article 11.1 shall be payable on the first day of the quarter following the date of issuance by Lender or by Lender's designated representative of a request for payment thereof to Borrowers or Pentagon, as the case may be.

12.    SERVICE FEE

12.1. During the term of this Agreement, Pentagon and Borrowers shall pay to Lender a service fee equal to 1/8% per annum of the outstanding balance of the Revolving Credit Facility and the Term Credit Facility of Borrowers and of the outstanding balance of the Revolving Credit Facility of Pentagon, as the case may be.

12.2. The service fee shall be payable at the end of each relevant BIBOR Period in the case of BIBOR Portions and quarterly in the case of Base Rate Revolving Credit Portions.

13.    REIMBURSEMENT OF EXPENSES

13.1. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other reasonable costs or out-of-pocket expenses in connection with:

       (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents;

       (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;

       (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower, Pentagon or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's or Pentagon's affairs;

       (d) any attempt to enforce any rights of Lender against any Borrower, Pentagon or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or

       (e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral;

       then, to the extent permitted by applicable law, all such legal and accounting expenses, other reasonable costs and out-of-pocket expenses of Lender shall be charged to the Borrower(s) and/or Pentagon on whose behalf such legal and accounting expenses or other costs and out-of-pocket expenses have been incurred by Lender. Borrowers and Pentagon shall also reimburse Lender for any costs or expenses incurred by Lender or Fleet in connection with the transfer of funds by Lender to Fleet pursuant to the Letter of Credit Agreement, excluding however any costs or expenses incurred as a result of currency rate fluctuations.

13.2. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any national or local authority on any of the Collateral or in respect of the sale thereof shall, to the extent permitted by applicable law, be borne and paid by the Borrower(s) and/or Pentagon on whose behalf such expenses have been incurred by Lender.

13.3. If any party fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge such party therefor.

13.4. Borrowers and Pentagon shall pay to Lender, on demand, any and all fees, costs or expenses which Lender is required to pay to a bank or other similar institution (including, without limitation, any fees paid by Lender to any other Person) arising out of or in connection with:

       (a) the forwarding to any Borrower, Pentagon or any other Person on behalf of such Borrower or Pentagon, by Lender, of proceeds of loans made by Lender to such Borrower or to Pentagon pursuant to this Agreement; and

       (b) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the AE Obligations or on account of the Pentagon Obligations.

13.5. All amounts chargeable to Borrowers or to Pentagon under Part IV hereof shall be AE Obligations or Pentagon Obligations, respectively, secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such amounts become payable until paid in full at the rate applicable to Base Rate Revolving Credit Portions from time to time.

14.    TAX CONSIDERATIONS

14.1. All payments by Borrowers and by Pentagon to Lender under this Agreement, whether in respect of principal, interest, fees or any other item, and all payments by Lender to Fleet under the Letter of Credit Agreement, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which case Borrowers or Pentagon, as the case may be, shall:

       (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

       (b) forthwith pay to Lender or Fleet, as the case may be, such additional amount so that the net amount received by Lender or Fleet, as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made;

       (c) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without limitation, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

       (d) furnish to Lender or Fleet, as the case may be, within the period for payment permitted by the relevant law, either:

               (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

               (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or held, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

PART V - LOAN ADMINISTRATION.

15.    MANNER OF BORROWING ADVANCES AND OVERDRAFT ADVANCES

15.1. A request for an Advance (other than an overdraft advance) shall be made, or shall be deemed to be made, in the following manner:

       (a) Any Borrower or Pentagon, as the case may be, may from time to time give Lender notice of its intention to borrow, by sending to Lender and Fleet simultaneously, by telex or facsimile transmission, not later than 11:00 AM Brussels time, four (4) Business Days prior to the proposed Borrowing Date, a duly completed Advance Request,

               PROVIDED, THAT

               (i) no such request may be made at a time when there exists a Default or an Event of Default;

               (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any of the other AE Obligations or Pentagon Obligations, as the case may be, shall be deemed irrevocably to be a request for an AE Revolving Credit Advance or Pentagon Revolving Credit Advance, respectively, on the due date in the amount required to pay such interest or other AE Obligation or Pentagon Obligation, as the case may be; and

               (iii) the minimum amount of any Revolving Credit Advance requested shall never be lower than BEF 1,000,000.00.

       (b)     Each Advance Request sent to Lender and Fleet pursuant to Article
               15.1 (a) above shall be irrevocable and shall specify:

               (i) the date on which the Borrower or Pentagon, as the case may be, proposes to draw down the proposed AE Revolving Credit Advance or Pentagon Revolving Credit Advance, as the case may be, which shall be a Business Day;

               (ii) the amount of the proposed AE Revolving Credit Advance, which shall not exceed the total aggregate amount not yet drawn down under the AE

                      Revolving Credit Facility or the Pentagon Revolving Credit Facility, as the case may be, on the proposed date for draw down; and

               (iii) the BIBOR Period of the proposed AE Revolving Credit Advance or Pentagon Revolving Credit Advance (if applicable).

15.2. Each Borrower and Pentagon hereby irrevocably authorize Lender to advance to that Borrower or to Pentagon, as the case may be, in accordance with Article 15.1 hereof, and to charge to their respective Loan Account hereunder as a Revolving Credit Advance, a sum sufficient to pay all interest accrued on the AE Obligations and/or the Pentagon Obligations, respectively, during the immediately preceding month or quarter or applicable BIBOR Interest Payment Date and to pay all costs, fees and expenses at any time owed by Borrowers or by Pentagon, as the case may be, to Lender under this Agreement.

15.3. If any Borrower or Pentagon fails to give a timely borrowing notice with respect to the re-borrowing of any maturing BIBOR Portion, Lender shall be entitled to treat such failure as a request for a new BIBOR Portion having the same BIBOR Period as the maturing BIBOR Portion, taking into account the repayment schedule of the Term Loan set forth in EXHIBIT A.

16.    REPAYMENT OF OBLIGATIONS

16.1. Except where evidenced by notes or other instruments issued or made by Borrowers or by Pentagon, as the case may be, to Lender and accepted by Lender specifically containing payment provisions which are in conflict with this Article 16 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the AE Obligations and the Pentagon Obligations, respectively, shall be payable as follows:

       (a) Principal payable on account of AE Revolving Credit Advances or Pentagon Revolving Credit Advances shall be due and payable by the relevant Borrower or Pentagon to Lender immediately upon the earliest of:

               (i)    the maturity date of such advance;

               (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the AE Obligations or the Pentagon Obligations, respectively; or

               (iii) termination of this Agreement pursuant to Article 22 or 23 hereof.

       (b) If an Overadvance shall exist at any time, Borrowers and Pentagon, as the case may be, shall, on demand, repay the Overadvance to Lender.

       (c) Interest accrued on Base Rate Revolving Credit Portions shall be due and payable on the earliest of:

               (i) the first calendar day of each calendar quarter (for the immediately preceding calendar quarter), computed through the last calendar day of the preceding calendar quarter;

               (ii) the occurrence and continuance of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the AE Obligations or the Pentagon Obligations, respectively; or

               (iii) termination of this Agreement pursuant to Article 22 or 23 hereof.

       (d) Interest accrued on each BIBOR Revolving Credit Portion shall be due and payable on each BIBOR Interest Payment Date, as the case may be, and on the earliest of:

               (i) the last day of the Interest Period applicable to such BIBOR Revolving Credit Portion;

               (ii) the occurrence and continuance of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the AE Obligations or the Pentagon Obligations, respectively; or

               (iii) termination of this Agreement pursuant to Article 22 or 23 hereof.

       (e) Principal payable on account of the AE Term Credit Facility shall be due and payable on a quarterly basis in installments as set out in EXHIBIT A hereto, PROVIDED THAT:

               (i) the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on October 31, 2004 at the latest; and

               (ii) the entire unpaid principal balance and accrued interest on any AE Term Credit Advance shall, notwithstanding the foregoing, be due and payable immediately upon any termination of this Agreement pursuant to Article 22 or 23 hereof.

       (f) Interest accrued on any BIBOR Term Portion shall be due and payable on each BIBOR Interest Payment Date, as the case may be, and on the earliest of;

               (i) the last day of the Interest Period applicable to such BIBOR Term Credit Portion;

               (ii) the occurrence and continuance of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the AE Obligations; or

               (iii) termination of this Agreement pursuant to Article 22 or 23 hereof.

       (g) Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers and/or Pentagon, as the case may be, as and when provided in Part IV hereof, to Lender or to any other Person designated by Lender in writing.

       (h) The balance of the AE Obligations and the Pentagon Obligations requiring the payment of money, if any, shall be payable by Borrowers and/or Pentagon, as the case may be, to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

17.    MANDATORY AND OPTIONAL PREPAYMENTS

17.1. Within fifteen (15) days after any receipt by any Borrower or Pentagon of Net Cash Proceeds from Asset Dispositions (other than Extraordinary Receipts the disposition of which shall be governed by the terms of subsection 17.1(a) below), the applicable Borrower or Pentagon shall prepay the then outstanding Loans in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 (including in such computation of $500,000, all Net Cash Proceeds received by PolyVision and any one or more of its Subsidiaries) in any Fiscal Year, PROVIDED that no such prepayment need be made (A) unless the Net Cash Proceeds from any single Asset Disposition or series of related Asset Dispositions (in either case, by PolyVision and all of its Subsidiaries) exceed $500,000 (in which case a prepayment shall be made in the amount of the entire Asset Disposition) or until the cumulative Net Cash Proceeds from all Asset Dispositions by any Borrowers, Pentagon and any of its Subsidiaries in any particular fiscal year exceed $500,000 (in which case a prepayment shall be made in the amount of the Net Cash Proceeds from the specific Asset Disposition (or portion thereof) causing the limit to be exceeded), except that the terms of this subsection (A) shall not be applicable in respect of Net Cash Proceeds reinvested in accordance with the terms of the following subsection (B); and (B) with respect to Asset Dispositions by any Borrower, or Pentagon, if the Net Cash Proceeds therefrom are used to reinvest in fixed assets (for use in its business or the business of the Subsidiaries) within 180 days (or 360 days with respect to real estate and improvements on real estate) of such Asset Disposition, PROVIDED that any such Net Cash Proceeds not so reinvested shall be used to prepay the Loans on the 181st day (or 361st day with respect to real estate and improvements on real estate).

       (a) Within fifteen (15) days after receipt of Net Cash Proceeds by a Borrower or Pentagon, from any Extraordinary Receipt received by or paid to or for the account of such party and not otherwise included in Article 17.1 above, such party shall prepay the then outstanding Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 in the aggregate.

17.2.  The applicable prepayment shall be applied:

       (a) in the case of Borrowers, first, to the installments of principal due under the AE Term Credit Loans either, at the option of the Borrowers, PRO RATA based on the remaining amounts of such installments until paid in full, or in the inverse order of the maturity of installments until paid in full; and

       (b) second, to reduce the outstanding principal balance of the applicable Revolving Credit Facility.

17.3.  [Intentionally Omitted]

17.4. Notwithstanding the foregoing, if the proceeds of insurance with respect to any loss or destruction of Equipment, Inventory or real Property:

       (a) are less than BEF18,278,750.00, unless an Event of Default is then in existence, Lender shall remit such proceeds to the applicable Borrower or Pentagon, as the case may be, for use in replacing or repairing the damaged Collateral; or

       (b) are equal to or greater than BEF18,278,750.00 and the applicable Borrower or Pentagon, as the case may be, has requested that Lender permit such Borrower or Pentagon to repair or replace the damaged Collateral, such amounts shall, unless an Event of Default shall then be continuing, be provisionally applied to reduce the outstanding principal balance of the applicable Revolving Credit Facility until such funds are made available for such repair or replacement (but if such funds are greater than BEF36,557,500.00 per occurrence or in the aggregate with respect to PolyVision and all of its Subsidiaries, only if Lender agrees in its reasonable judgement to permit such proceeds to be made available for such repair or replacement) subject to such controlled disbursement procedures as Lender may reasonably establish.

17.5. Borrowers shall prepay the AE Term Credit Facility in amounts equal to their pro-rata share (calculated as set forth below) of Excess Cash Flow with respect to each fiscal year of Parent during the term hereof, such prepayments to be made within two (2) Business Days following the due date for delivery by Borrowers or Pentagon, as the case may be, to Lender of the annual financial statements required by Article 28.1
       (c)(i) hereof and each such prepayment shall be applied to the installments of principal due under the AE Term Credit Facility on a pro-rata basis until payment of the AE Term Credit Facility in full.
       For purposes of Article 17.5, Borrowers' pro-rata share of Excess Cash Flow will be determined by calculating the percentage that the outstanding principal balance of the AE Term Credit Facility is of the total of such principal balance plus the outstanding balance of the "Term Loans" under the Fleet Credit Agreement plus the term loans under the Other KBC Loan Agreement and multiplying total Excess Cash Flow by such percentage.

17.6. Borrowers may, at their option, from time to time prepay installments of the AE Term Credit Facility at the Borrowers option, either in the inverse order of maturity or pro-rata with respect to the remaining installments.

17.7. Any such optional prepayment shall be credited against the amount of the mandatory prepayment required under Article 17.5 for the fiscal year in which such optional prepayment was made.

17.8. Except for charges under APPENDIX D applicable to prepayments of BIBOR Portions, such prepayments shall be without premium or penalty.

17.9. Borrowers, acting jointly with Pentagon may, at their option, exercisable annually on each anniversary of the Closing Date, permanently reduce the Revolving Loan Commitment by an amount of the Belgian Franc equivalent of USD1,000,000.00, less any corresponding reduction under the Fleet Credit Agreement.

17.10. Any reductions in the Revolving Loan Commitment will be attributed to the Borrowing Base of each Borrower and Pentagon, as directed by
                      Borrowers or Pentagon, as the case may be.

17.11 This Agreement may not be prepaid in full or terminated unless the Other KBC Loan Agreement is prepaid in full and terminated concurrently therewith, and all Obligations hereunder and "Obligations" under (and as defined in) the Other KBC Loan Agreement shall have been paid in full.

18.    ACCOUNTS RECEIVABLE MANAGEMENT.

18.1. Following the occurrence and during the continuation of an Event of Default, any of Lender's officers, employees or agents shall have the right, at any time or times thereafter during normal business hours, in the name of Lender, any designee of Lender or any Borrower or Pentagon, as the case may be, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise.

18.2. Borrowers and Pentagon shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

18.3. Lender will notify Borrowers and Pentagon, as the case may be, of the reasonable procedure or procedures Lender intends to use in making such verification during any period when no Event of Default exists and will only use such procedures during such periods.

18.4. At any time a Default or an Event of Default exists, Lender will not be obligated to notify any Borrower or Pentagon of such Account verification, and Lender may use any method or procedure for Account verification.

18.5. To expedite collection, each Borrower and Pentagon shall endeavor in the first instance to make collection of their Accounts for the payment of Lender.

18.6. To the extent permitted by applicable law, all remittances received by a Borrower or Pentagon on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by such Borrower or Pentagon, as the case may be, for Lender's benefit and shall immediately be deposited in their respective accounts with Lender.

18.7. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower and/or Pentagon, as the case may be, with respect to any Account or Accounts, and, with respect to Accounts shown on any borrowing base certificate as Eligible Accounts.

18.8. Unless otherwise indicated in writing to Lender, with respect to each Account, Borrowers, jointly and severally, represent and Pentagon represents, that:

       (a) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

       (b) it arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services in the ordinary course of business and in accordance, in all material respects, with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower or Pentagon, and the Account Debtor is not an Affiliate of a Borrower or of Pentagon;

       (c) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

       (d) such account, and Lender's Lien therein, is not, and will not (by voluntary act or omission of a Borrower or of Pentagon, as the case may be) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition (PROVIDED, THAT in the case of such an off-set, or any such other impairment, affecting less than the full amount of the Account, only the affected portion of such Account shall be considered not Eligible under this clause), except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower or to Pentagon, as the case may be, and is not contingent in any respect or for any reason;

       (e) neither Pentagon, nor any of the Borrowers has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the most recent Borrowing Base Certificates submitted to Lender pursuant to
               Article 29 hereof;

       (f) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto unless the full amount of such potential defect or reduction has been reserved for;

       (g)     to the best of Pentagon's and each Borrower's knowledge:

               (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

               (ii)   such Account Debtor is Solvent; and

               (iii) there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

       (h) if and to the extent any of the foregoing representations with respect to an Account are not true and correct such Account or portion thereof shall cease to be an Eligible Account.

19.    APPLICATION OF PAYMENTS AND COLLECTIONS

19.1. During any period in which an Event of Default exists, Pentagon and each of the Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of any Borrower or of Pentagon, as the case may be, and Pentagon and each of the Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right (subject to the provisions of this Agreement) to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agents against the AE Obligations and/or the Pentagon Obligations, as the case may be, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

20.    LIABILITY

20.1. All of the Borrowers shall be jointly and severally liable for and bound by all of the AE Obligations and all of the Pentagon Obligations under or pursuant to this Agreement, PROVIDED THAT:

20.1.1 The maximum liability of Alliance Graphics for such Obligations shall
       (i) in no event exceed a sum equal to the principal amount actually permitted to be borrowed by Alliance Graphics hereunder plus any amount lent or invested by Alliance Europe to or in Alliance Graphics after the date hereof directly or indirectly out of proceeds of Loans made hereunder, (ii) in no event shall Alliance Graphics be liable for any of the Pentagon Obligations; and (iii) Lender shall not be entitled to enforce any of the security mentioned in Article 24(b) below for an aggregate amount in excess of the maximum liability of Alliance Graphics as set forth in (i) above;

20.1.2 Pentagon shall only be liable for and bound by the Pentagon Obligations, and in no event shall Pentagon be liable for any of the AE Obligations.

20.1.3 From and after the date hereof, Aubecq shall only be liable for (A) amounts actually borrowed by Aubecq from Lender plus (B) funds (if any) borrowed by Aubecq from any of Aubecq's Affiliates which funds derive directly or indirectly from loans from Lender to such Affiliates of Aubecq plus (C) all accrued interest thereon and related costs on the amounts described in the preceding clauses (A) and (B) (the "Maximum Aubecq Liability") and in no event shall Aubecq be liable for any of the obligations of other Borrowers.

21.    STATEMENTS OF ACCOUNT

21.1. Lender will account to Pentagon and to Borrowers from time to time with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Pentagon and Borrowers, absent manifest error.

PART VI - TERM AND TERMINATION

22.    TERM

22.1. Subject to the right of Lender to cease making Loans to Borrowers and to Pentagon upon or after the occurrence and during the continuance of any Default or Event of Default, this Agreement shall be in effect until October 31, 2004, unless it is terminated as provided in Section 23 hereof.

23.    TERMINATION

23.1. In accordance with and without prejudice to Article 13 of the Credit Regulations, Lender may terminate this Agreement in accordance with Part VI hereof without notice upon or after the occurrence and during the continuance of an Event of Default.

23.2. Upon at least ten (10) Business Days prior written notice to Lender, Borrowers and Pentagon may, at their option, terminate this Agreement; PROVIDED, HOWEVER, THAT no such termination may be made prior to the first anniversary of the date of this Agreement and shall be effective until Borrowers and Pentagon have paid all of the AE Obligations and the Pentagon Obligations (including without limitation all amounts payable as described in Section 2.2.3 of Appendix D annexed hereto), respectively, in immediately available funds.

23.3. Any notice of termination given by Borrowers and by Pentagon shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice.

23.4. Borrowers and Pentagon may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

23.5. All of the AE Obligations and the Pentagon Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement.

23.6. Notwithstanding any such termination, all undertakings, agreements, covenants, warranties and representations of Borrowers and Pentagon contained in the Loan Documents shall survive any such termination, Lender shall retain its Liens in the Collateral, and Lender shall retain all of its rights and remedies under the Loan Documents, until Borrowers and Pentagon, respectively, have paid the AE Obligations and the Pentagon Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any.

23.7. Notwithstanding the payment in full of the AE Obligations and the Pentagon Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from any Borrower or Pentagon, as the case may be, or from any Account Debtor and applied to the AE Obligations and/or the Pentagon Obligations, as the case may be, Lender shall, at its option:

       (a) have received a written agreement, executed by Borrowers and by Pentagon and by any Person whose loans or other advances to Borrowers or to Pentagon, as the case may be, are used in whole or in part to satisfy the AE Obligations and the Pentagon Obligations, as the case may be, indemnifying Lender from any such loss or damage for a period of up to 60 days after the effective date of termination; or

       (b) have retained such monetary reserves for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

PART VII - SECURITY INTERESTS

24.    SECURITY ASSETS

24.1. To secure the prompt payment and performance by the Borrowers to Lender of the
       AE Obligations:

       (a) Alliance Europe on or about the Original Closing Date granted to Lender and hereby reaffirms in all respects the existing and continuing grant to Lender of:

               (i) a first ranking mortgage ("HYPOTHEQUE") on its real property up to an amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (ii) a first ranking pledge over its business ("GAGE SUR FONDS DE COMMERCE") (including "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (iii) a second ranking pledge over its business ("GAGE SUR FONDS DE COMMERCE") (INCLUDING "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF225,000,000.00 in principal and BEF22,500,000.00 in related costs;

               (iv) a first ranking pledge ("GAGE COMMERCIAL") on all the shares it owns in Pentagon;

               (v) an irrevocable power of attorney to establish a mortgage ("HYPOTHEQUE") on its real property up to an amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (vi) an irrevocable power of attorney to establish a pledge over its business ("GAGE SUR FONDS DE COMMERCE") (INCLUDING "INVENTAIRES", "VALEURS" AND CREANCES") in the amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (vii) Alliance Europe on or about the date hereof shall grant to Lender a second ranking mortgage ("HYPOTHEQUE") on its real property up to an amount of BEF20,000,000.00 in principal and BEF2,000,000.00 in related costs.

               (viii) a third ranking pledge over its business ("GAGE SUR FONDS
                      DE COMMERCE") (including "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF20,000,000.00 in principal and BEF2,000,000.00 in related costs; and

               (ix) a fourth ranking pledge over its business ("GAGE SUR FONDS DE COMMERCE") (INCLUDING "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF55,000,000.00 in principal and BEF5,500,000.00 in related costs.

               (x) a first ranking pledge ("gage commercial") on all the shares it owns in Alliance Graphics and in Pentagon;

       (b) Alliance Graphics on or about the Original Closing Date granted to Lender and hereby reaffirms to Lender the existing and continuing grant to Lender of :

               (i) a first ranking pledge over its business ("GAGE SUR FONDS DE COMMERCE") (including "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (ii) a second ranking pledge over its business ("GAGE SUR FONDS DE COMMERCE") (INCLUDING "INVENTAIRES", "VALEURS" AND "CREANCES") in the amount of BEF225,000,000.00 in principal and BEF22,500,000.00 in related costs;

               (iii) an irrevocable power of attorney to establish a mortgage ("HYPOTHEQUE") on its real property up to an amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (iv) an irrevocable power of attorney to establish a pledge over its business ("GAGE SUR FONDS DE COMMERCE") (INCLUDING "INVENTAIRES", "VALEURS" and CREANCES") in the amount of BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs.

       (c) Aubecq on or about January 27, 1998 granted to Lender and hereby reaffirms in all respects the grant to Lender:

               (i) a first ranking mortgage ("HYPOTHEQUE") on its real property up to an amount in French francs equivalent to BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs;

               (ii) a first ranking pledge over its business ("NANTISSEMENT SUR FONDS DE COMMERCE") securing an amount in French francs equivalent to BEF60,000,000.00 in principal and BEF6,000,000.00 in related costs;

               (iii) an assignment of title by way of security ("CESSION EN TOUTE PROPRIETE A TITRE DE GARANTIE") securing an amount in French francs equivalent to BEF105,000,000.00 of all of Aubecq's receivables under the Law dated 2 January 1981 (the so-called "LOI DAILLY");

       PROVIDED, THAT the security described in this Article 24.1(c) shall not secure the Pentagon Obligations, and shall only secure the AE Obligations that represent amounts actually borrowed by Aubecq in an amount equal to the Maximum Aubecq Liability (plus interest and related costs and expenses thereon), PROVIDED FURTHER, THAT the security described in Article 24.1(b) shall not secure the Pentagon Obligations and shall only secure the maximum liability of Alliance Graphics as set forth in Section 20.7(iv) above.

24.2. To secure the prompt payment and performance by Pentagon to Lender of the Pentagon Obligations; Pentagon on or about the Original Closing Date granted to Lender and hereby reaffirms in all respects the grant to Lender a first ranking mortgage ("HYPOTHEQUE") on its real property up to an amount of BEF50,000,000.00 in principal and BEF5,000,000.00 in related costs (but actually denominated in Danish Kroners);

24.3. The mortgage mentioned in Article 24.1(a)(i) and the pledges mentioned in Articles 24.1(a) (ii) and 24.1(b)(i) shall be granted in a single deed and the pledges mentioned in Articles 24.1(a)(iii) and 24.1(b)(ii) shall be granted in a single deed and the mortgages mentioned in Article 24.1(a)(vii) and the pledge mentioned in Article 24.1(a)(viii) shall be granted in a single deed and the irrevocable powers of attorney mentioned in Articles 24.1(a)(v) and (vi) and Articles 24.1(b)(iii) and (iv) shall be granted in a single deed, so that Lender's rights in respect of these security interests will be limited:

       (a) to a total aggregate amount of BEF95,000,000.00 and BEF9,500,000.00 in related costs, with respect to the mortgage mentioned in Article 24.1(a)(i) and 24.1(a)(vii) and with respect to the pledges mentioned in Article 24.1(a)(ii), Article 24.1(a)(viii) and Article 24.1(b)(i);

       (b) to BEF225,000,000.00 in principal and BEF22,500,000.00 in related costs, with respect to the pledges mentioned in Articles 24.1(a)(iii) and 24.1 (b)(ii); and

       (c) to BEF75,000,000.00 in principal and BEF7,500,000.00 in related costs with respect to the irrevocable powers of attorney mentioned in Articles 24.1(a)(v), 24.1(a)(vi), 24.1(b)(iii) and 24.1(b)(iv);

24.4.  (a)     To secure the prompt payment and performance by the Borrowers and
               Pentagon of the Obligations, PolyVision, Posterloid and
               Greensteel shall at the latest on the date of this Agreement execute one or more Guaranties of the Obligations, secured by a first ranking pledge on 65% of the shares PolyVision owns in PolyVision Belgium and PolyVision France.

       (b) To secure the prompt payment and performance by the Borrowers and Pentagon of the Obligations, PolyVision Belgium shall at the latest on the date of this Agreement execute a Guaranty of the Obligations secured by a first ranking pledge on all the shares it owns in Alliance Europe.

24.5. To secure the payment and performance of the Obligations, Fleet has issued the AE Standby Letter of Credit and the Pentagon Standby Letter of Credit as described in the Letter of Credit Agreement dated the date hereof.

24.6. All Security Interests in favor of Lender, except for those referred to in Article 24.2 and to the extent limited in Article 24.3 above, shall (except as provided therein) be supplemental to each other.

24.7. Without prejudice to any other rights of Lender under this Agreement, but subject to any express requirements under this Agreement, Lender shall at all times be entitled to apply in its discretion all monies arising from the enforcement of any security interest or guarantee towards the discharge of any of the obligations secured by such security interest or guarantee.

24.8. Each Borrower and Pentagon agrees that all Security Interests granted prior to the date hereof (except as expressly released or canceled on the date hereof by KBC or by Fleet Capital Corporation) shall continue uninterrupted in full force and effect from and after the date on which originally granted and shall secure the Obligations as provided above.

PART VIII - REPRESENTATIONS AND WARRANTIES

25.    GENERAL REPRESENTATIONS AND WARRANTIES.

       In order to induce Lender to enter into this Agreement and to make Loans hereunder, Borrowers and Pentagon warrant, represent and covenant to Lender, the Fleet Lenders and Fleet Agent that:

25.1. Pentagon and each of the Borrowers is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation:

       (a) Alliance Europe is a limited liability company ("NAAMLOZE VENNOOTSCHAP"), duly organized, validly existing and in good standing under the laws of Belgium;

       (b) Alliance Graphics is a limited liability company ("NAAMLOZE VENNOOTSCHAP"), duly organized, validly existing and in good standing under the laws of Belgium;

       (c) Pentagon is a limited liability company, duly organized, validly existing and in good standing under the laws of Denmark; and

       (d) Aubecq is a limited liability company, duly organized, validly existing and in good standing under the laws of France.

25.2. Each of the Borrowers and Pentagon is duly qualified and authorized to do business and is in good standing as a foreign company in each state or jurisdiction listed on EXHIBIT 25.2 hereto and in all other states and jurisdictions in which the failure of a Borrower or of Pentagon, as the case may be, to be so qualified would have a Material Adverse Effect.

25.3. Each of the Borrowers and Pentagon is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.

25.4. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not:

       (a) require any consent or approval of the shareholders of either Borrower or Pentagon;

       (b) contravene Pentagon's or any Borrower's charter, articles or certificate of incorporation or by-laws;

       (c) violate, or cause Pentagon or any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Pentagon or any Borrower, as the case may be, the violation of which would be reasonably likely to have a Material Adverse Effect;

       (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or Pentagon, as the case may be, is a party or by which it or its Properties may be bound or affected, the breach of or default under which would be reasonably likely to have a Material Adverse Effect; or

       (e) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower and/or Pentagon, as the case may be.

       Within 30 days from execution hereof, Aubecq's shareholders shall meet in a general meeting and approve/ratify this Agreement and Loan Documents and the pledge to be granted by PolyVision France over its shares in Aubecq in favor of the Lender.

25.5. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Pentagon and of each Borrower party thereto, enforceable against it in accordance with their respective terms.

25.6.  EXHIBIT 25.6 hereto states:

       (a) the correct name of Pentagon and of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by another Borrower or by Pentagon;

       (b) the name of Pentagon's and of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation;

       (c) the number, nature and holder of all outstanding securities of Pentagon and of each Borrower; and

       (d) the number of authorized, issued and treasury shares of Pentagon and of each Borrower.

25.7. All such shares have been duly issued and are fully paid and non-assessable.

25.8. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Pentagon or any Borrower except the Option Agreements between Bragi F. Schut and the Lender relating to (i) one share of Class A common stock in Alliance Europe, and (ii) one share of common stock in Alliance Graphics.

25.9. Except as described in Section 25.8, there are no outstanding agreements or instruments binding upon any of Pentagon's or any Borrower's shareholders relating to the ownership of its shares of capital stock.

25.10. Neither Pentagon, nor any of the Borrowers has in the past six years been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT 25.10 hereto.

25.11. Except as set forth on EXHIBIT 25.11 hereto, neither Pentagon, nor any of the Borrowers has in the past six years been the surviving company of a merger or consolidation or has acquired all or substantially all of the assets of any Person.

25.12. Pentagon's and each of the Borrowers' chief executive office and other places of business are as listed on EXHIBIT 25.12 hereto, as updated from time to time.

25.13. During the preceding one-year period, neither Pentagon, nor any of the Borrowers has had an office, place of business or agent for service of process other than as listed on
       EXHIBIT 25.13 hereto.

25.14. All Collateral other than Inventory in transit and motor vehicles, is and will at all times be kept by Pentagon and by Borrowers at one or more of the locations set forth on EXHIBIT 25.14 hereto, as updated from time to time, and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the AE Obligations and/or the Pentagon Obligations, as the case may be, in consequence thereof, for sales of Inventory and movement of motor vehicles in the ordinary course of business.

25.15. Except as shown on EXHIBIT 25.15, as updated from time to time, or for the Australian Inventory included in Eligible Inventory, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

25.16. Each Borrower and Pentagon has good, indefeasible and marketable title to all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

25.17. Pentagon and each of the Borrowers has paid or discharged all lawful claims in particular those which, if unpaid, might become a Lien against any of their Properties that is not a Permitted Lien.

25.18. The Liens granted to Lender under Article 24 hereof, (except and to the extent those pledges and mortgages referred to in Article 24 and expressly stated in Article 24 to be second, third or fourth ranking) are first priority Liens, subject only to Permitted Liens (except and to the extent those pledges and mortgages referred to in Article 24 and expressly stated in Article 24 to be second, third or fourth ranking).

25.19. The Equipment is in good operating condition and repair, and all necessary and commercially reasonable replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted.

25.20. Neither Pentagon, nor any of the Borrowers will permit any material portion of the Equipment to become affixed to any real Property leased to Pentagon or to such Borrower, as the case may be, so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and neither Pentagon, nor any of the Borrowers will permit any material portion of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

25.21. The consolidated and consolidating balance sheets of Parent, Pentagon, each of the Borrowers and such other Persons described therein (including the accounts of Pentagon and each of the Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 31, 1997 for the year then ended and the related statements of income, changes in stockholder's equity, and cash flow statements for the periods ended on such dates, and such interim statements for the seven months ended July 31, 1998 have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and present fairly in accordance with accounting principles, in each case, in effect for the applicable country in which it is located, the financial positions of Parent, Pentagon, each of the Borrowers and such other Persons at such dates and the results of Parent's and such Persons' operations for such periods (in each case to the extent each such entity is covered by such statements).

25.22. Since 31 January 1998 and to the date hereof, there has been no material adverse change in the condition, financial or otherwise, of Parent, Pentagon, each of the Borrowers (taken as a whole) and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Parent, Pentagon, each of the Borrowers and such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate have represented a material adverse change.

25.23. The fiscal year of Pentagon and of each of the Borrowers ends on December 31 of each year, but shall, from and after the Closing Date, end on April 30 of each year.

25.24. The financial statements referred to in Article 25.21 hereof do not, nor does this Agreement or any other written statement of Parent, Pentagon and/or each of the Borrowers to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

25.25. There is no fact which Parent, Pentagon or any of the Borrowers has failed to disclose to Lender in writing which is reasonably likely to have a Material Adverse Effect.

25.26. Pentagon and each of the Borrowers is now and, after giving effect to the Loans to be made and the Letters of Credit to be issued hereunder, is fully Solvent.

25.27. Neither Pentagon, nor any of the Borrowers is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

25.28. Pentagon and each of the Borrowers has filed all national, federal, state and local tax returns and other reports it is required by law to file, except where the failure to so file such tax return would not be reasonably likely to have a Material Adverse Effect, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and such Borrower or Pentagon, as the case may be, maintains reasonable reserves on its books therefor. Pentagon and each Borrower's tax identification number is set forth on APPENDIX C hereto.

25.29. The provision for taxes on the books of Pentagon and each of the Borrowers are adequate for all years not closed by applicable statutes, and for its current fiscal year. There are no claims for taxes which are outstanding or potentially existing against Aubecq, except as set forth on Exhibit 25.29.

25.30. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

25.31. Pentagon and each of the Borrowers owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others except where the failure to own or possess such property, or the existence of such conflict, would not be reasonably likely to have a Material Adverse Effect.

25.32. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on EXHIBIT 25.32 hereto.

25.33. Pentagon and each of the Borrowers has been at all times, and presently is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights would not be reasonably likely to have a Material Adverse Effect.

25.34. Except as set forth on EXHIBIT 25.34 hereto, Pentagon and each of the Borrowers has duly complied, in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all national, state and local laws, rules and regulations applicable to Pentagon or to such Borrower, as the case may be, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower or to Pentagon, as the case may be, under any such law, rule or regulation, except where such noncompliance is not reasonably likely to have a Material Adverse Effect.

25.35. Pentagon and each of the Borrowers has established and maintains an adequate monitoring system to insure that it remains in compliance with all national, state and local laws, rules and regulations applicable to it.

25.36. Neither Pentagon, nor any of the Borrowers is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties.

25.37. Neither Pentagon, nor any of the Borrowers is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT 25.37 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Pentagon and/or any of the Borrowers, as the case may be.

25.38. Except as set forth on EXHIBIT 25.38 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Pentagon or any of the Borrowers, threatened, against or affecting Pentagon or any Borrower, as the case may be, or the business, operations, Properties, prospects, profits or condition of Pentagon or any Borrower, as the case may be, which, if adversely decided, are reasonably likely to have a Material Adverse Effect.

25.39. Neither Pentagon, nor any of the Borrowers is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which default would be reasonably likely to cause a Material Adverse Effect.

25.40. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Pentagon' or any of the Borrowers' performance hereunder, constitute a Default or an Event of Default.

25.41. EXHIBIT 25.41-1 hereto is a complete listing of all Capitalized Leases of Pentagon and of Borrowers and EXHIBIT 25.41-2 hereto is a complete listing of all operating leases of Pentagon and of Borrowers.

25.42. Pentagon and each of the Borrowers is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not be likely to cause a Material Adverse Effect.

25.43. Except as disclosed on EXHIBIT 25.43 hereto, neither Pentagon, nor any of the Borrowers has any Plan.

25.44. Pentagon and each of the Borrowers and each of their respective Subsidiaries is in compliance with the applicable legal requirements and regulations promulgated thereunder with respect to each Plan, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect.

25.45. No fact or situation that could result in a material adverse change in the financial condition of Pentagon and/or any of the Borrowers exists in connection with any Plan.

25.46. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Pentagon and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Pentagon, taken as a whole, or with any material supplier, and between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, taken as a whole, or with any material supplier, except in each case, where the same would not be reasonably likely to cause a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would materially affect adversely Pentagon and/or the Borrowers, as the case may be, or prevent Pentagon and/or any Borrower, as the case may be, from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

25.47. Except as described on EXHIBIT 25.47 hereto, neither Pentagon nor any of the Borrowers is a party to any collective bargaining agreement.

25.48. There are no material grievances, disputes or controversies with any union or any other organization of Pentagon's and/or any Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that would not be reasonably likely to have a Material Adverse Effect.

25.49. There exists no outstanding credit facility between Aubecq and Girobank and no outstanding claim of Girobank against Aubecq of any kind whatsoever.

26.    CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES

26.1. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of the business or operations of either Borrower that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

27.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

27.1. All representations and warranties of Pentagon and each of the Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

PART IX - COVENANTS AND CONTINUING AGREEMENTS

28.    AFFIRMATIVE COVENANTS

28.1. During the term of this Agreement, and thereafter for so long as there are any AE Obligations and/or Pentagon Obligations, as the case may be, outstanding, Pentagon and Borrowers covenant that, unless otherwise consented to by Lender in writing, Pentagon and each Borrower shall:

       (a) permit representatives of Lender and any person designated by Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Pentagon and of each Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and Pentagon's business, assets, liabilities, financial condition, business prospects and results of operations; Lender, if no Default or Event of Default then exists, shall give Pentagon and/or Borrowers, as the case may be, reasonable prior notice of any such inspection or audit;

       (b) promptly notify Lender in writing, with a simultaneous copy to Fleet Agent and each Fleet Lender, of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

       (c) keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, reflecting all its financial transactions; and cause to be prepared and furnished to Lender, with a simultaneous copy to Fleet Agent and each of the Fleet Lenders, each of the following (all to be prepared in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, unless Pentagon's or a Borrower's certified public accountant concurs in any change therein and such change is disclosed to Lender and Fleet Agent and is consistent with generally accepted accounting principles in effect for the country in which it is located):

               (i) not later than 90 days after the close of each fiscal year of Parent, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Pentagon and of each of the Borrowers as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers and/or Pentagon, as the case may be, but reasonably acceptable to Lender, together with a copy of any management letter issued in connection therewith;

               (ii) not later than 30 days after the end of each month hereafter, including the last month of Parent's fiscal year, unaudited interim financial statements of Pentagon and of each Borrower as of the end of such month and for the portion of Pentagon's and of each Borrower's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of such Parent as prepared in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, and fairly presenting the consolidating and Consolidated financial position and results of operations of Parent and Pentagon and each Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) within 10 days after each delivery of financial statements pursuant to clauses (i) and (ii) of this
                      Article 28.1 during the first 8 months following the Closing Date and on the date of each such delivery thereafter, a management report:

                      (1) describing the operations and financial condition of Pentagon and of the Borrowers for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials);

                      (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered to Lender pursuant to Article 29.2; and

                      (3) discussing the reasons for any significant variations;

                      the information above shall be presented in reasonable detail and shall be certified on behalf of Pentagon and each Borrower by the chief financial officer or a financial vice president of Pentagon and of each Borrower, as the case may be, to the effect that such information fairly presents the results of operation and financial condition of Pentagon and of each Borrower, as the case may be, as at the dates and for the periods indicated;

               (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Pentagon and/or any of the Borrowers has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Pentagon and/or any of the Borrowers files with the competent national securities exchange and/or any governmental authority which may be substituted therefor;

               (v) upon request by Lender, copies of any annual report to be filed pursuant to the applicable legal requirements in particular in connection with each Plan; and

               (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Pentagon's or any Borrower's financial condition or results of operations.

28.2.  Concurrently with the delivery of the financial statements described in
       Article 28.1(c)(i), Pentagon and/or each of the Borrowers shall forward to Lender, with a simultaneous copy to the Fleet Agent, a copy of any accountants' letter or report to Pentagon's and Borrowers' management and of any Borrower's Management Report, as the case may be, that is prepared in connection with such financial statements.

28.3. Concurrently with the delivery of the financial statements described in Articles 28.1(c)(i) and 28.1(c)(ii), or more frequently if requested by Lender, Alliance Europe shall cause to be prepared and furnished to Lender, with a simultaneous copy to the Fleet Agent and each of the Fleet Lenders, a Compliance Certificate in the form of EXHIBIT 28.3 hereto executed on behalf of Alliance Europe by the Chief Financial Officer or a financial vice president of Alliance Europe.

28.4 Within ninety (90) days after the Closing Date, Alliance Europe on behalf of itself shall obtain or Parent shall have caused to be obtained on behalf of Alliance Europe and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of Lender) covering at least fifty percent (50%) of the AE Term Credit Facility outstanding on the Closing Date for an aggregate period of not less than three (3) years commencing on the Closing Date.

28.5   If PolyVision France is financially able, it will guarantee the
obligations of Aubecq under   this Agreement.

29.    BORROWING BASE CERTIFICATES AND INFORMATION

29.1. On or before the 20th day of each calendar month from and after the date hereof, Pentagon and each Borrower shall deliver to Lender, with a simultaneous copy to the Fleet Agent and each of the Fleet Lenders, in a form reasonably acceptable to Lender and the Fleet Agent, a borrowing base certificate relating to its Eligible Accounts and Eligible Inventory as of the last day of the immediately preceding month, with such supporting materials as Lender shall reasonably request.

29.2. If requested by Lender, or if Pentagon or any Borrower deems it advisable, Pentagon and Borrowers, as the case may be, shall:

       (a) execute and deliver to Lender, with a simultaneous copy to the Fleet Agent, borrowing base certificates with respect to their Eligible Accounts and Eligible Inventory more frequently than monthly;

       (b) provide Lender, and the Fleet Agent by simultaneous copy, with copies of all material written agreements between Pentagon or such Borrower, as the case may be, and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept;

       (c) deliver or cause to be delivered to Lender, with a simultaneous copy to the Fleet Agent, financial statements for Parent (to the extent not consolidated with the financial statements delivered to Lender under Article 28.1) in form and substance satisfactory to Lender at such intervals and covering such time periods as Lender may reasonably request; and

       (d) no later than the end of each fiscal year of Borrowers, as the case may be, deliver to Lender, with a simultaneous copy to the Fleet Agent, Projections of each Borrower for the forthcoming fiscal year, month by month;

30.    INSURANCE OF COLLATERAL

30.1. In accordance with the provisions of Article 14 of the Credit Regulations, Pentagon and Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Pentagon's and/or each Borrower's business, covering casualty, hazard, flood, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender.

30.2. Within seven (7) days after the date hereof and as long as there are not yet in place already, Pentagon and Borrowers, as the case may be, shall deliver to Lender, with a simultaneous copy to the Fleet Agent, certified copies of such policies with satisfactory Lender's loss payable endorsements, naming Lender as loss payee, assignee or additional insured, as appropriate.

30.3. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Pentagon and/or any Borrower, as the case may be, or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.

30.4. Except as provided in any Mortgage with respect to Collateral that is real Property, if any insured loss occurs and no Default then exists, Borrowers and Pentagon, as the case may be, shall have the right to adjust such loss and Lender will permit Pentagon and Borrowers, as the case may be, to use the proceeds of insurance of such loss to repair or replace the Collateral that was damaged, destroyed or lost, PROVIDED, THAT if there are then any Term Loans outstanding to Pentagon or to a Borrower receiving such proceeds, any excess insurance proceeds shall be paid to Lender for application to such Term Loans.

30.5. If Pentagon or any of the Borrowers fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Pentagon and/or the Borrowers, as the case may be, therefor.

30.6. Pentagon and Borrowers agree to deliver to Lender, promptly as rendered, with a simultaneous copy to the Fleet Agent, true copies of all reports made in any reporting forms to insurance companies.

30.7. All proceeds of Pentagon's or any Borrower's business interruption insurance (if any) shall be remitted to Lender for application to the outstanding balance of the Revolving Credit Facility; PROVIDED, THAT, unless a Default or an Event of Default is then in existence, Pentagon and/or Borrowers, as the case may be, may settle or adjust any claim with respect to such insurance and Lender shall remit such proceeds to Pentagon and/or Borrowers, as the case may be, for use in the ordinary course of their respective businesses.

31.    NEGATIVE COVENANTS

       During the term of this Agreement, and thereafter for so long as there are any AE Obligations outstanding, each of the Borrowers, jointly and severally, covenants that, unless otherwise consented to by Lender in writing, no Borrower shall, nor shall it permit any Subsidiary, and, for so long as there are any Pentagon Obligations outstanding, Pentagon covenants that, unless otherwise consented to by Lender in writing, it shall not permit any Subsidiary to:

       (a) merge or consolidate with any Person, or acquire all or any substantial part of the Properties of any Person, merge or consolidate with any Person, or acquire all or any substantial part of the Properties or any of the share capital of any Person, except for a transfer of the assets of any Borrower to its parent company, any merger or consolidation of any Borrower with any of their respective Subsidiaries, any merger of any such Subsidiary into a wholly-owned Subsidiary or any transfer of the assets of any Subsidiary of any Borrower to the parent of such Subsidiary; PROVIDED that Lender shall have received at least thirty (30) days written notice of any of the foregoing and Lender shall be satisfied in its sole discretion, as evidenced by its written consent, that there would be no adverse impact on Lender's rights in respect of the Collateral or its rights and remedies generally hereunder or in respect of any collateral or its rights and remedies generally under the Other KBC Loan Agreement and PROVIDED, FURTHER, that in no event shall Aubecq merge with PolyVision France;

       (b) make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except as permitted hereby;

       (c) create, incur, assume, or suffer to exist any Indebtedness, except:

               (i) Obligations owing to Lender under this Agreement or hereafter consented to by Lender;

               (ii) Subordinated Debt existing on the date of this Agreement or hereafter consented to by Lender;

               (iii)  [Intentionally Omitted]

               (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and Pentagon and/or such Borrower, as the case may be, shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles in effect for the country in which it is located and deemed adequate by Pentagon and/or such Borrower, as the case may be, and its independent accountants;

               (v)    Obligations to pay Rentals permitted by Article 31(m);

               (vi) Permitted Purchase Money Indebtedness and Capital Lease Obligations, PROVIDED, THAT the aggregate total thereof for PolyVision and all of its Subsidiaries, including the Borrowers and Pentagon does not exceed the limitation set forth in the definition of Permitted Purchase Money Indebtedness;

               (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

               (viii) Indebtedness in respect of interest rate swap, cap, or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contractors or similar agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

               (ix) to the extent not mentioned above, accruals in the ordinary course of business not for Money Borrowed;

               (x)    guaranties of Indebtedness permitted hereunder;

               (xi) unsecured indebtedness incurred for the purpose of paying taxes, vacation pay and Christmas bonuses to employees, in an amount not to exceed BEF 18,278,750.00 in the aggregate with respect to the Borrowers and their Subsidiaries at any time outstanding;

               (xii) non-interest bearing grants from any governmental entity shown as a liability on the balance sheet but not required to be repaid;

               (xiii) Unsecured Indebtedness not included in paragraphs (i)
                      through (xii) above which does not exceed at any time the sum of USD250,000.00 in the aggregate for Borrowers, Pentagon and PolyVision and its other Subsidiaries;

               (xiv)  [Intentionally Omitted]

               (xv) loans made by Alliance Europe to PolyVision or any of its U.S. Subsidiaries after the Closing Date in an aggregate outstanding amount at any one time not to exceed BEF36,557,500.00, PROVIDED, THAT, prior to making any such loan Alliance Europe establishes to the satisfaction of Lender that its Board of Directors has determined that Alliance Europe will continue to be Solvent after making such loan, and PROVIDED FURTHER THAT Alliance Europe will have excess Availability of not less than BEF36,557,500.00 after giving effect to each such loan;

               (xvi) Guarantees by PolyVision of obligations of the Borrowers, Pentagon and their Subsidiaries, guarantees by the Borrowers or Pentagon of obligations of Wholly-Owned Subsidiaries, and guarantees by Wholly-Owned Subsidiaries of obligations of Borrowers or Pentagon;

               (xvii) loans made by Alliance Europe to AIG on the date of closing of the Original Credit Agreement in an amount equal to BEF 493,526,250.00 which were used by AIG solely for the purposes of repaying its subordinated notes and PIK notes and redeeming its senior and junior preferred stock, the outstanding balance of which shall not increase to an amount exceeding USD14,000,000 and shall not be repaid to less than [USD12,000,000] and the repayment of which shall also be subject to the terms of the Intercompany Subordination Agreement; and

              (xviii) the loan made by Aubecq to Alliance Europe existing on the date hereof in the amount of BEF48,520,920.00 in accordance with the Promissory Note delivered to Lender on the Closing Date;

       (d) except for transactions otherwise expressly permitted hereunder, enter into, or be a party to enter into or be a party to, any transaction (including the payment of management fees) with any Affiliate or stockholder of Pentagon or of any Borrower and except in the ordinary course of and pursuant to the reasonable requirements of Pentagon's or such Borrower's business, as the case may be, and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Pentagon and/or the applicable Borrower, as the case may be, than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or Pentagon, as the case may be; PROVIDED, THAT Borrowers and Pentagon may pay management fees to PolyVision in an aggregate amount not to exceed BEF36,557,500 per annum;

       (e) create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

               (i)    Liens at any time granted in favor of Lender;

               (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any applicable pension laws) not yet due, or being contested in the manner described in Article 25.28 hereto, but only if the existence of such Lien would not be likely to have a Material Adverse Effect;

               (iii) Liens arising in the ordinary course of business of Pentagon or of a Borrower, as the case may be, by operation of law or Regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Pentagon or of such Borrower, as the case may be, or materially impair the use thereof in the operation of Pentagon's or such Borrower's business, as the case may be;

               (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

               (v) Liens incurred or deposits made in the ordinary course of business:

                      (1) in connection with worker's compensation, social security, unemployment insurance and other like laws; or

                      (2) in connection with sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

               (vi) Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by Pentagon or by a Borrower, as the case may be, PROVIDED, THAT such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of Pentagon's or such Borrower's business, as the case may be;

               (vii) Liens arising in connection with Capitalized Lease Obligations permitted hereunder; PROVIDED, THAT no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Lease Obligations;

               (viii) Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder;

               (ix) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of Pentagon or of a Borrower, as the case may be;

               (x)    such other Liens as appear on EXHIBIT 31.1 hereto; and

               (xi) such other Liens as Lender may hereafter approve in writing;

       (f) make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto;

       (g) declare or make any Distributions to their respective shareholders without the prior written consent of Lender, PROVIDED, THAT Alliance Graphics, and Pentagon may make Distributions to Alliance Europe and Alliance Europe may make Distributions to PolyVision Belgium, and Aubecq may make Distributions to PolyVision France, which are used to make Distributions to PolyVision as necessary, subject to the subordination provisions contained in the Subordinated Debt, to enable PolyVision to pay the regularly-scheduled interest payments on the Subordinated Debt and dividends on preferred stock of PolyVision as and to the extent permitted by the Fleet Credit Agreement; and in the case of Aubecq which are used for the repayment of PolyVision France's own indebtedness to the Lender under the Other KBC Loan Agreement it being specified that all distributions made by Aubecq to PolyVision France shall be applied in priority to the repayment of PolyVision France's obligations under the Other KBC Loan Agreement;

       (h) make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers, Pentagon, PolyVision and its Subsidiaries exceed
               (1) USD1,300,000.00 for the Closing Date through April 1,  1999,
               (2) USD2,000,000.00 for the period from May 1, 1999 through April 30, 2000, and (3) USD3,000,000 during any fiscal year of such parties thereafter;

               PROVIDED, HOWEVER, (a) that amounts permitted to be expended in a Fiscal Year that are not expended in such Fiscal Year, but not in excess of fifty (50%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in (but only in) the subsequent Fiscal Year; (b) amounts comprising Excess Cash Flow after giving effect to the prepayments required under
               Article 17.1 shall be permitted to be expended for Capital Expenditures (over and above the amounts set forth above) in the twelve months following the date of required prepayment in any year; and (c) Permitted Acquisitions and amounts representing Capital Expenditures paid or incurred with respect to an acquisition permitted under Article 31(a) hereof in the ordinary course of its business prior to consummation of a Permitted Acquisition shall not be deemed included in the calculation of the aggregate amount of Capital Expenditures for purposes of determining the maximum annual Capital Expenditures permitted to be made hereunder, so long as such amounts representing Capital Expenditures paid prior to a Permitted Acquisition were incurred prior to the date of consummation of such Permitted Acquisition and were not incurred in anticipation of such Permitted Acquisition, and otherwise conform with the terms and conditions of Article 31(c) hereof.

       (i) sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except:

               (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder;

               (ii) Sales of obsolete Equipment in the ordinary course of business;

               (iii) The sale of any assets that are fixed assets (and not in any event securities pledged as Collateral by the Borrowers or Pentagon and other than an asset included in
                      Article 31(i)(i) or 31(i)(ii)) so long as (A) the purchase price paid to the Borrower or Pentagon for such asset shall be no less than the fair market value of such asset at the time of such sale,
                      (B) the purchase price for such asset shall be paid to such Borrower or Pentagon solely in cash and (C) the aggregate purchase price paid to the Borrower and Pentagon and PolyVision and its Subsidiaries for such asset and all other assets sold by such parties (other than an asset included in Article 31(i)(ii)) from and after the Closing Date pursuant to this clause (iii) or the applicable provisions of the Fleet Credit Agreement or the Other KBC Loan Agreement shall not exceed $1,000,000; and no sale of any fixed asset shall be made if such sale would materially impair the value or composition of the Collateral;

                      PROVIDED that in the case of sales of assets pursuant to
                      Article 31(i)(iii) the Borrower or Pentagon or PolyVision or any of its Subsidiaries shall, on the date of receipt thereof, apply the entire Net Cash Proceeds from such sale in accordance with Article 17.1.

               (j)    issue any additional shares of its share capital;

               (k) make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis, except for consignment sales made by the Borrowers and/or Pentagon, as the case may be, in Australia involving Inventory not to exceed BEF7,311,500.00 in value;

               (l)    make or have any Restricted Investment;

               (m) become a lessee under any operating lease (other than a lease under which Pentagon, any Borrower or PolyVision or any of its other Subsidiaries, as the case may be, is lessor) of Property, including, without limitation, real estate operating leases, if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Pentagon, any Borrower or PolyVision or any of its other Subsidiaries, as the case may be, is then lessee would exceed USD1,000,000.00, including the Dollar Equivalent of amounts denominated in non-U.S. currencies (the term "Rentals" meaning, as of the date of determination, all payments which the lessee is required to make by the terms of any lease);

               (n) borrow any amount under any credit facility between Aubecq and Girobank;

               (o) fail to charge an appropriate market rate of interest on loans to Affiliates;

               (p) establish or maintain any bank accounts at any financial institution other than Lender provided, however, that this Article 31(p) shall not apply to Pentagon, and the foregoing shall not be deemed to prohibit accounts of Aubecq existing on the date hereof at other financial institutions in which amounts on deposit remain after the date hereof levels consistent with past practice;

               (q) fail to provide to Lender (or to deliver to third parties as Lender may direct) such agreements and documents as Lender may request in order to notify account debtors of the pledge to Lender of any of any Borrower's accounts receivable, and in order to restrict any Borrower's access, following the occurrence and during the continuance of any Default, to funds in its bank accounts.

32.    SPECIFIC FINANCIAL COVENANTS

32.1. During the term of this Agreement, and thereafter for so long as there are any AE Obligations and Pentagon Obligations to Lender, Borrowers and Pentagon covenant that they will be in full compliance with each of the financial covenants set forth on EXHIBIT 32.1 hereto.

32.2. If the generally accepted accounting principles in effect for the country in which Pentagon or any Borrower is located change from the basis used in preparing the audited financial statements delivered to Lender by Pentagon or Borrowers, as the case may be, on or before the Closing Date, Pentagon and Borrowers will provide Lender with certificates demonstrating compliance with such financial covenants and will include, at the election of Pentagon and Borrowers or upon the request of Lender, calculations setting forth the adjustments necessary to demonstrate how Pentagon and Borrowers are in compliance with such financial covenants based upon the generally accepted accounting principles in effect for the country in which they are located as in effect on the Closing Date.

PART X - CONDITIONS PRECEDENT

33.    CONDITIONS PRECEDENT

33.1. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or issue or procure any Letter of Credit under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

       (a) Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel;

       (b)     no Default or Event of Default shall exist;

       (c) each of the conditions precedent set forth in the Loan Documents shall have been satisfied;

       (d) Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, combined Availability for all Borrowers and Pentagon shall not be less than BEF36,557,500.00 in the aggregate;

       (e) no action, proceeding, investigation, regulation or legislation shall be pending or threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby;

       (f) the Acquisition shall have been consummated substantially in accordance with the terms of the Purchase Documents;

       (g) the due execution and the entry into full force and effect of the Fleet Credit Agreement, the Other KBC Loan Agreement and of the Senior Subordinated Loan Agreement (as defined in the Fleet Credit Agreement) and all related documents and agreements;

       (h) the issuance by Fleet of the AE Standby Letter of Credit and of the Pentagon Standby Letter of Credit;

       (i) Confirmation of the continued full force and effect of an amendment dated October 2, 1997 to the Amended Credit Facility Agreement between Alliance Europe, Alliance Graphics and KBC;

       (j) the due execution of all documents needed to create or maintain the security interests pursuant to Article 24 and submission to Lender of satisfactory evidence of:

               (a) the due perfection of the security interests referred to in Article 24; and

               (b) the filing with the Competent Registrar of Mortgages of the documents creating or maintaining the security interests referred to in Article 24;

       (k) delivery to the Lender of such loss payee endorsements (naming Lender as loss payee and naming Lender as additional insured or otherwise as Lender may reasonably require) in respect of insurance as and to the extent reasonably required by Lender and submission to the Lender of satisfactory evidence that customary business interruption insurance has been taken out by Pentagon and each of the Borrowers;

       (l) the issuance by Derks, Star, Busmann & Hanotiau in Belgium and ASA-Avocats Associes in France and Schluter & Hald in Denmark, of legal opinions in form and substance satisfactory to the Lender, and to the extent requested by Fleet, Fleet shall be entitled to rely thereupon (to the extent, in respect of the opinion of Derks, Star, Busmann and Hanotiau, specified in the letter of said firm dated November 20, 1998).

PART XI - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

34.    EVENTS OF DEFAULT

34.1. In accordance with, and without prejudice to the provisions of Article 13 of the Credit Regulations, the occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

       (a) Pentagon and/or any of the Borrowers shall fail to pay (i) any installment of principal owing on the AE Term Credit Facility on the due date of such installment, or (ii) any interest or premium or any other sum, if any, due on any Loan under the AE Term Credit Facility or AE Revolving Credit Facility and such failure shall continue for a period of 5 days or (iii) any amount payable on account of the AE Revolving Credit Facility on the due date thereof, whether as mandatory prepayments, as payments necessary to eliminate Overadvances or otherwise, provided that in respect of (and only in respect of) a payment necessary to eliminate Overadvances, an Event of Default in respect thereof shall exist if such failure shall continue for a period of 5 days;

       (b) Pentagon and/or any of the Borrowers shall fail to pay any of their Obligations not covered by Article 34.1(a) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for a period of 5 days;

       (c) any representation, warranty or other statement made or furnished to Lender by or on behalf of Pentagon and/or any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto (excluding the Account representations contained in Article 18.8) proves to have been false or misleading in any material respect when made or furnished or when reaffirmed;

       (d) Pentagon and/or any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Articles 18, 28.1(a), 28.1(c)(i), (ii), (iii) or (vi), 29.1, 29.2(c) or (d), 30, 31 or
               32 hereof on the date that such covenant is required to be performed, kept or observed or contained in 28.1(c)(iv) and (v) within 10 days following the date that such covenant is required to be performed, kept or observed;

       (e) Pentagon and/or any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in
               Article 34.1 hereof) and the breach of such other covenant is not cured within 30 days after the sooner to occur of Pentagon's or Borrowers' receipt, as the case may be, of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Pentagon and/or any Borrower, as the case may be;

       (f) any event of default shall occur under, or Pentagon or any Borrower shall default (after applicable notice or grace periods, if any) in the performance or observance of any term, covenant, obligation, undertaking, condition or agreement contained in, any of the Security Documents, the Other Agreements or the Purchase Documents or the Fleet Credit Agreement or the Other KBC Loan Agreement and such default shall continue beyond any applicable grace period;

       (g) there shall occur any default or event of default on the part of Pentagon, any Borrower or PolyVision, or any of their Subsidiaries under any agreement, document or instrument to which Pentagon, such Borrower or PolyVision, or any of their Subsidiaries, as the case may be, is a party or by which Pentagon, such Borrower or PolyVision, or any of its Subsidiaries or any of their respective Property is bound, creating or relating to any Indebtedness for an aggregate principal amount in excess of USD250,000.00 (other than the Obligations), if the payment or maturity of such Indebtedness is accelerated or is permitted to be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or the holder of any such Indebtedness is permitted to cause such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

       (h) any material loss, theft, damage or destruction of any portion of the Collateral under this Agreement or the Other KBC Loan Agreement or the Fleet Credit Agreement having a fair market value of USD500,000.00, in the aggregate for Borrowers, Pentagon and Parent and its other Subsidiaries, if not fully covered (subject to ordinary deductibles) by insurance;

       (i) either Pentagon or any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee or administrator in bankruptcy, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Pentagon or any Borrower under the applicable bankruptcy laws (if against Pentagon or any Borrower, the continuation of such proceeding for more than 60 days), or Pentagon or any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally;

       (j) there shall occur a cessation of a substantial part of the business of Pentagon or any Borrower for a period which significantly affects Pentagon's or such Borrower's capacity, as the case may be, to continue its business, on a profitable basis; or Pentagon or any Borrower, as the case may be, shall suffer the loss or revocation for a period in excess of 30 consecutive days of any material license or permit now held or hereafter acquired by Pentagon or such Borrower, as the case may be, which is necessary to the continued or lawful operation of any material portion of its business; or Pentagon or any Borrower, as the case may be, shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of any material portion of its business affairs for a period in excess of 30 consecutive days; or any material lease or agreement pursuant to which Pentagon or such Borrower, as the case may be, leases, uses or occupies any Property shall be canceled or terminated (other than by reason of casualty) prior to the expiration of its stated term and adequate or comparable alternate premises are not secured within 30 days; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation, unless replacement Collateral of comparable value is obtained within 30 days of the taking of the condemned Collateral;

       (k)     a Change of Control;

       (l) Pentagon or any of the Borrowers, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

       (m) any money judgments, writ of attachment or similar processes are issued or rendered against Pentagon or any Borrower, or any of their respective Property in an amount of BEF3,655,750.00 or more for any single judgment, attachment or process or BEF9,139,375.00 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance (subject to ordinary deductibles) with respect to which the insurer has admitted liability (or defended subject to normal reservation of rights) and which judgment, attachment or process is not stayed, released or discharged within 30 days; or

       (n) an Event of Default shall occur and be continuing under the Fleet Credit Agreement or the Other KBC Loan Agreement; or

       (o) on or before February 15, 1999, Aubecq's corporate existence shall fail to have been extended beyond the year 2002.

       (p) on or before December 31, 1998, Aubecq shall fail to procure that its shareholders approve and ratify this Agreement and all transactions contemplated herein without any restrictions.

35.    ACCELERATION OF THE OBLIGATIONS

35.1. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Article 16 hereof, upon or at any time after the occurrence and during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Pentagon and Borrowers shall forthwith pay to Lender the full amount of such Obligations, PROVIDED, THAT upon the occurrence of an Event of Default specified in Article 34.1(i) hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent including any "mise en demeure."

36.    OTHER REMEDIES

36.1. Upon the occurrence and during the continuance of an Event of Default, Lender shall, have and may exercise from time to time all of the rights and remedies of a secured party under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

37.    REMEDIES CUMULATIVE; NO WAIVER

37.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Pentagon and/or any Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Pentagon or any of the Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Pentagon or any of the Borrowers herein contained.

37.2. The failure or delay of Lender to require strict performance by Pentagon and/or any of the Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers and/or Pentagon, as the case may be, to Lender shall have been fully satisfied.

37.3. None of the undertakings, agreements, warranties, covenants and representations of Pentagon and of the Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers and Pentagon under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Pentagon and/or Borrowers, as the case may be.

PART XII - MISCELLANEOUS

38.    INDEMNITY

38.1. Borrowers and Pentagon agree to indemnify Lender, Fleet Agent and each Fleet Lender and to hold Lender, Fleet Agent and each Fleet Lender harmless from and against any liability, loss, damage, suit, action or proceeding which may be suffered or incurred by Lender or any Fleet Lender (including reasonable attorneys fees and legal expenses) as the result of Pentagon's or Borrowers' failure to observe, perform or discharge Pentagon's or Borrowers' duties hereunder.

38.2. In addition, Pentagon and Borrowers shall defend Lender, Fleet Agent and each Fleet Lender against and save them harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of Lender or Fleet Agent or a Fleet Lender, as applicable, as determined by a judgment of a court of competent jurisdiction after final appeal or the expiration of time for appeal).

39.    ASSIGNMENT

39.1. Pentagon and Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Pentagon's and/or Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder.

40.    SEVERABILITY

40.1. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

41.    SUCCESSORS AND ASSIGNS

41.1. This Agreement, the Other Agreements and the Security Documents shall be binding upon the successors and assigns of Pentagon and Borrowers and Lender and shall inure to the benefit of Lender and its successors and assigns.

42.    CUMULATIVE EFFECT; CONFLICT OF TERMS

42.1. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement.

42.2. Except as otherwise provided in Article 16.1 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

42.3. Each of the Revolving Credit Facility and the Term Credit Facility will be governed by the terms and conditions and by the special provisions set out in the Credit Regulations, which form an integral part of this Agreement, save to the extent that they are modified or amended, whether expressly or by implication, by the other provisions of this Agreement. In the Credit Regulations the term "credit" refers, as the case may be, to the Revolving Credit Facility or the Term Credit Facility, unless the context requires otherwise.

43.    EXECUTION IN COUNTERPARTS

43.1. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

44.    NOTICES

44.1. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Day after deposit in the mail, postage prepaid, or two days after delivery to an overnight courier properly addressed or, in the case of facsimile notice, when sent, addressed as follows:

               If to Fleet:        Fleet National Bank
                                   One Federal Street, 31st Floor
                                   Boston, Massachusetts 02211
                                   Attention:  Howard Diamond
                                   Facsimile No.:   (617) 346-5093

               With a copy to:     Winston & Strawn
                                   200 Park Avenue
                                   New York, New York 10166
                                   Attention:  Susan Berkwitt-Malefakis
                                   Facsimile No.:  (212) 294-4700

               If to Lender:       KBC Bank NV
                                   Onderwijslaan 72
                                   3600 Genk
                                   Attention: Wim Leemen, Branch Manager
                                   Facsimile No.: 32-89-84-46-75

               With a copy to:     KBC Bank N.V.
                                   125 West 55th Street
                                   New York, New York 10019
                                   United States
                                   Attention: Robert Surdam
                                   Facsimile No.: (212) 541-0793

               If to Borrowers:    c/o Alliance Europe
                                   GZ-Zone 6B, Zuiderring  3600 Genk 56
                                   Attention: G. Thys
                                   Facsimile No.: 32-89-32-31-31

               With a copy to:     Greenberg Traurig
                                   200 Park Avenue
                                   New York, New York 10166
                                   Attention: Richard M. Zaroff
                                   Facsimile No.: (212) 801-6400

                                   Derks, Star Busmann, Hanotiau
                                   Avenue Louise 200 Louizalaan
                                   B-1050 Brussels
                                   Belgium
                                   Attention: Bruno Duquesne
                                   Facsimile No.: 011-322-626-22-54

                                             and

                                   ASA-Advocats Associes
                                   44, Rue Francois ler
                                   75008 Paris
                                   France
                                   Attention: Thierry Gontard
                                   Facsimile No.: 011-33-1-4070-1832

               If to Pentagon:     Alliance Pentagon A/S
                                   2, Krogagervej
                                   DK - 5240
                                   Odense, Denmark
               or to such other address as each party may designate for itself by notice given in accordance with this Article 44; PROVIDED, HOWEVER, THAT any notice, request or demand to or upon Lender pursuant to Article 15 or
               23.2 hereof shall not be effective until received by Lender.

45.    CREDIT INQUIRIES

45.1. Pentagon and Borrowers hereby authorize and permit Lenders and the Fleet Agent to respond to usual and customary credit inquiries from third parties (other than persons engaged in similar or comparable businesses to those of Pentagon and Borrowers) concerning Borrowers.

46.    TIME OF ESSENCE

46.1. Time is of the essence in respect of this Agreement, the Other Agreements and the Security Documents.

47.    ENTIRE AGREEMENT

47.1. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. There are no unwritten oral agreements between the parties. Any amendment hereof must be in writing signed by all parties to be charged therewith subject to the terms of the Letter of Credit Agreement.

48.    INTERPRETATION

48.1. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

49.    CONFIDENTIALITY

49.1 Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Article 49; PROVIDED, THAT Lender may disclose any such non-public information available to the Fleet Agent and the Fleet Lenders.

50.    GOVERNING LAW; CONSENT TO FORUM

50.1. This agreement has been negotiated, executed and delivered in and shall be deemed to have been made in Brussels, Belgium.

50.2. In accordance with Article 40 of the Credit Regulations, this Agreement is governed by, and shall be construed in accordance with, the laws of Belgium, without reference to its conflict of law rules.

50.3. For the benefit of Lender, all the parties agree that the courts of Brussels (Belgium) and of Tongeren (Belgium) are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and for such purpose all the parties submit to the jurisdiction of such courts.

50.4. Pentagon and each of the Borrowers expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Pentagon and each of the Borrowers hereby waive any objection which they may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

IN WITNESS WHEREOF, this Agreement has been duly executed in Brussels, Belgium, on the day and year specified at the beginning of this Agreement.


                                             ALLIANCE EUROPE NV


                                             By /s/ Bragi F. Schut
                                                --------------------------
                                             Its Director
                                                --------------------------


                                             ALLIANCE GRAPHICS NV


                                             By /s/ Bragi F. Schut
                                                --------------------------
                                             Its Director
                                                --------------------------


                                             EMAILLERIES DE BLANC MISSERON, A.
                                               AUBECQ SA

                                             By /s/ Patrice Alberge
                                               --------------------------
                                             Its Director
                                                -------------------------


                                             ALLIANCE PENTAGON A/S

                                             By /s/ Bragi F. Schut
                                               --------------------------
                                             Its Director
                                                -------------------------



                                             KBC BANK N.V. (formerly known  as
                                             KREDIETBANK NV)


                                             By /s/ Wim Leeman
                                               --------------------------
                                             Its Branch Manager
                                                -------------------------

                                      APPENDIX A

GENERAL DEFINITIONS

When used in the Credit Facility Agreement dated as of 20 November 1998, by and among (1) ALLIANCE EUROPE NV, (2) ALLIANCE GRAPHICS NV, (3) EMAILLERIES DE BLANC MISSERON, A. AUBECQ SA., (4) ALLIANCE PENTAGON A/S and (5) KBC BANK N.V. (formerly known as KREDIETBANK NV), as Lender, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

ACCOUNTS - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Pentagon or by any Borrower or in which Pentagon or any Borrower now has or hereafter acquires any interest.

ACQUISITION - the Acquisition by PolyVision of all of the issued and outstanding stock of Alliance International Group, Inc., a Georgia corporation, and the acquisition by PolyVision Belgium of all (other than directors' qualifying shares) of the issued and outstanding stock of Alliance Europe and the acquisition by PolyVision France of all (other than directors' qualifying shares) of the issued and outstanding stock of Aubecq, pursuant to the Purchase Documents.

ADVANCE - depending on the context in which the term is used, an AE Revolving Credit Advance, a Pentagon Revolving Credit Advance, an AE Term Credit Advance or an AE Revolving Credit Overdraft.

ADVANCE REQUEST - a request for an Advance (other than an overdraft advance) made in accordance with the provisions of Article 15 of the Agreement.

AE BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of-

(a)    BEF187,412,500.00; or

(b)    an amount equal to:

       (i) 85% of the net amount of Borrowers' Eligible Accounts outstanding at such date;

               PLUS

       (ii)    the lesser of:



                                     Appendix A-1

               (1) [BEF131,607,000.00] minus the amount of Revolving Credit Loans to Borrowers based on Inventory outstanding to Borrowers at such date; or with respect to Inventory owned by Aubecq is BEF36,557,500.00 and the maximum amount which may be borrowed with respect to Inventory owned by Alliance Graphics is BEF7,311,500.00; or

               (2) 50% of the value of Eligible Inventory of Borrowers at such date calculated on the basis of the lower of cost or market with the cost calculated on a first-in, first-out basis;

PROVIDED, THAT the maximum amount which may be borrowed with respect to Inventory owned by Aubecq is BEF36,557,500.00 and the maximum amount which may be borrowed with respect to Inventory owned by Alliance Graphics is BEF7,311,500.00.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Account at such time.

AE OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, reimbursement obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, and however acquired, and, in respect of Aubecq, excluding the Pentagon Obligations and the Excluded Aubecq Liability.

AE CREDIT FACILITY as defined in Section 2.1

AE REVOLVING CREDIT FACILITY - as defined in Article 2.1.

AE TERM CREDIT ADVANCES - as defined in Article 4.2.

AE TERM CREDIT FACILITY - as defined in Article 2.1.

AFFILIATE - a Person (other than a Subsidiary):

(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person;

(b) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or



                                     Appendix A-2

(c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

Without limiting the foregoing, Borrowers, Pentagon, PolyVision and each of PolyVision's other Subsidiaries shall all be deemed to be Affiliates of each other.

AGREEMENT - the Credit Facility Agreement referred to in the first sentence of this APPENDIX A, including all Appendices and Exhibits thereto.

AIG - Alliance International Group, Inc., a Delaware corporation, and the sole stockholder of Alliance Europe prior to the consummation of the Acquisition, and Alliance International Group, Inc. is intended to merge with and into PolyVision on the Closing Date.

APPLICABLE MARGIN - the percentages set forth below with respect to the Base Rate Revolving Credit Portions, the BIBOR Revolving Credit Portions and the BIBOR Term Portions determined pursuant to the last paragraph of this definition by reference to the Consolidated Debt to EBITDA Ratio at such time, as set forth below:

               Applicable Margin for BIBOR Revolving Credit Portions,
            Base Rate Revolving Credit Portions and Bibor Term Portions
             -----------------------------------------------------------

---------------------------- --------------------------- -----------------------
                                 Applicable Margin
                                for BIBOR Revolving      Applicable Margin for
   Consolidated Debt           Credit Portions and for     Base Rate Revolving
    to EBITDA Ratio             BIBOR Term Portions          Credit Portions
---------------------------- --------------------------- -----------------------
Equal to or greater
 than 5.0 to 1.0                        3%                       1.75%
---------------------------- --------------------------- -----------------------
Equal to or greater
than 4.5 to 1.0 but less
than 5.0 to 1.0                         2.75%                    1.50%
---------------------------- --------------------------- -----------------------
Equal to or greater than
4.0 to 1.0 but less than
4.5 to 1.0                              2.50%                    1.250%
---------------------------- --------------------------- -----------------------
Less than 4.0 to 1.0                    2.25%                    1.00%
---------------------------- --------------------------- -----------------------

       The Applicable Margin for each Base Rate Revolving Credit Portion, BIBOR Revolving Credit Portion and BIBOR Term Portion shall be determined by reference to the Consolidated Debt to EBITDA Ratio which shall be determined five (5) Business Days after the date on which the Lender receives financial statements pursuant to Article 28(c)(i) or (ii) and a certificate of the chief financial officer or any financial vice president of PolyVision, the Borrowers and Pentagon demonstrating the Consolidated Debt to EBITDA Ratio. If the Borrowers have not submitted to the Lender the information described above as and when required under Article 28(c)(i) or (ii),



                                     Appendix A-3
as the case may be, the Applicable Margin shall be as determined by the Lender in its reasonable discretion (after consultation and agreement with the Fleet Agent and taking into account, among other things, the Consolidated Debt to EBITDA Ratio theretofore in effect) for so long as such information has not been received by the Lender. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences. In the event that the financial statements received pursuant to Article 28(c)(i) indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to
Article 28(c)(i) is lower than the Applicable Margin that would have been determined on the basis of the Article 28(c)(i) financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

ASSET DISPOSITION - the disposition of any or all of the fixed assets of any Borrower or Pentagon whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise; PROVIDED, HOWEVER, that for purposes of
Article 17.1, the term "Asset Disposition" shall not include any sale, lease, transfer or other disposition of Inventory in the ordinary course of business.

AVAILABILITY - with respect to Pentagon or Borrowers, the amount of money which Pentagon and each of the Borrowers is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding to such Borrower or Pentagon, as the case may be (including any amounts which Lender may have paid for the account of such Borrower or Pentagon, as the case may be, pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers or Pentagon) and the amount of any Reserves are subtracted from the Borrowing Base applicable to that Borrower. If the amount outstanding to a Borrower or Pentagon, as the case may be, is equal to or greater than the Borrowing Base applicable to that Borrower or Pentagon, as the case may be, Availability for that Borrower is 0.

BANK HEDGE AGREEMENT means any interest rate Hedge Agreement required or permitted under Article 23.4 that is entered into by and between any Borrower (or Parent on behalf of any Borrower) and any of Lender, Fleet Agent or any Fleet Lender or any affiliate thereof.

BASE RATE - the rate of interest announced or quoted by Lender from time to time as published in the "Financieel Economische Tijd" for advances in current account.

BASE RATE REVOLVING CREDIT PORTION - that portion of the Revolving Credit Loans that is not a BIBOR Portion.

BIBOR INTEREST PAYMENT DATE - with respect to any BIBOR Portion, the last day of the applicable BIBOR Period.

BIBOR PERIOD - any period of one (1), two (2), three (3) or six (6) months commencing on a Business Day, selected as provided in Article 15; PROVIDED, however that no BIBOR Period shall extend beyond the last day of the Term, unless Pentagon and/or Borrowers and Lender have agreed to an extension of the Term beyond the expiration of the BIBOR Period in question and that, with


                                     Appendix A-4
respect to any BIBOR Term Portion, no applicable BIBOR Period shall extend beyond the scheduled installment payment date for such BIBOR Term Portion. If any BIBOR Period so selected shall end on a date that is not a Business Day, such BIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Lender in accordance with the then current lender practice in Brussels; PROVIDED, THAT Borrowers and Pentagon shall not be required to pay double interest, even though the preceding BIBOR Period ends and the new BIBOR Period begins on the same day. Each determination by Lender of the BIBOR Period shall, in the absence of manifest error, be conclusive.

BIBOR PORTION - a BIBOR Revolving Credit Portion or a BIBOR Term Portion.

BIBOR RATE - with respect to any BIBOR Portion for the related BIBOR Period, (i) the rate for Belgian Francs for the relevant term appearing on page 3288 of the Telerate screen (or such other page which may replace such page from time to time on the Telerate screen) at or about 11 a.m. Brussels time on the relevant Interest Determination Date; or (ii) if the relevant page is not displayed on the Telerate screen or the Telerate screen is not operating at the relevant time or if no such offered rate appears on the Telerate screen, the rate for Belgian Francs for the relevant term which appears on page "BELO" of the Reuters screen (or such other pages which may replace such page from time to time on the Reuters screen) at or about 11 a.m. Brussels time on the relevant Interest Determination Date; or (iii) if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if such offered rate does not appear on the Reuters screen, the rate determined by Lender to be that at which loans in Belgian Francs and in an amount comparable with the amount in relation to which BIBOR is to be determined and for a period equal to the relevant period were being offered to Lender in the Brussels Interbank Market at or about 11 a.m. (Brussels time) on the relevant Interest Determination Date; PROVIDED, that if such loans are not offered, then BIBOR shall be determined by Lender in its reasonable discretion.

BIBOR REVOLVING CREDIT PORTION - each portion of the Revolving Credit Loans outstanding to any Borrower or Pentagon with respect to which a BIBOR Period has commenced and has not terminated; PROVIDED, THAT each BIBOR Revolving Credit Portion shall be in an amount not less than BEF1,000,000.00.

BIBOR TERM PORTION - each portion of the Term Loans outstanding to Alliance Europe with respect to which a BIBOR Period has commenced and has not terminated; PROVIDED, that each BIBOR Term Portion shall be in an amount not less than BEF5,000,000.00, subject to the repayment schedule set forth in EXHIBIT A.

BORROWING BASE - when used with reference to Alliance Europe, Aubecq and Alliance Graphics, the AE Borrowing Base, and, when used with reference to Pentagon, the Pentagon Borrowing Base.

BUSINESS DAY - shall mean any day which is not a legal holiday under the laws of Belgium or is a day on which banking institutions located in Brussels are open.


                                     Appendix A-5

CAPITAL EXPENDITURES - shall mean, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person; PROVIDED, that Capital Expenditures shall not include capital expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement in similar fixed assets, which investment is made or committed to be made under contract with an unaffiliated third party to be made before or within one hundred eighty days after receipt of such Net Cash Proceeds (or three hundred sixty (360) days after receipt of such Net Cash Proceeds in respect of real estate or improvements thereon subject to a casualty loss or condemnation).

CAPITALIZED LEASE OBLIGATIONS - any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located, applied on a consistent basis.

CHANGE OF CONTROL shall mean any of the following events: (a) Alpine shall at any time cease to own and control (directly or through any wholly-owned subsidiary) at least 30% of the outstanding capital stock or voting power of PolyVision; or (b) PolyVision shall at any time cease to own directly or indirectly one hundred (100%) percent of the outstanding capital stock or voting power of any of its Subsidiaries (other than directors' qualifying shares); or
(c) with respect to Alpine, a change of control of Alpine or PolyVision that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall occur; PROVIDED that, without limitation, such a Change of Control shall be deemed to occur if: (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), (except for (with respect to the Borrowers) Alpine, Steven Elbaum or any employee benefit plan of Alpine or any Borrower or any Subsidiary or related corporation, or any entity holding voting securities of Alpine or either Borrower for or pursuant to the terms of any such plan), shall become the beneficial owner, directly or indirectly, of securities of Alpine representing 30% or more of the combined voting power of Alpine's then outstanding securities or of securities of PolyVision representing 30% or more (excluding, in respect of ownership of PolyVision, Alpine and/or its wholly-owned subsidiaries in this clause and the following clause (ii)) of the combined voting power of PolyVision's then outstanding securities; (ii) there shall occur a contested proxy solicitation of Alpine's or PolyVision's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of Alpine's or PolyVision's then outstanding securities; (iii) there shall occur: (A) a sale, lease, exchange, transfer or other disposition in one or a series of related transactions of all or substantially all of the assets of Alpine or PolyVision to another Person or entity or group (as such term is defined in Section 13(d)(3) of the Securities Act as amended), (B) a merger or consolidation in which Alpine is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons (as defined in this Agreement) that controlled Alpine immediately prior to such merger or consolidation or (C) the adoption of a plan of liquidation or


                                     Appendix A-6
dissolution of Alpine other than pursuant to bankruptcy or insolvency laws; or
(iv) during any period of twelve (12) calendar months, individuals who at the beginning of such period constituted the Board of Directors of Alpine or PolyVision shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Alpine's shareholders or by PolyVision's shareholders, as applicable, of each new director shall be approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period provided, however, that no Change of Control shall be deemed to have occurred under clause (iii) (A),
(B) or (C) or clause (iv) in respect, in each such case, of Alpine if so excluded from the definition of "Change of Control" under the Fleet Credit Agreement. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing; or (d) PolyVision France shall at any time cease to control Aubecq and/or to own directly all of the shares of the share capital of Aubecq (except qualifying director's shares); or (e) PolyVision Belgium shall at any time cease to own directly the same number of shares of Alliance Europe that PolyVision Belgium owns on the Closing Date after giving effect to the Acquisition (except for any merger permitted in accordance with the terms of Section 31(a)). All references to "outstanding" set forth in this definition shall mean shares outstanding at any time.

CLOSING DATE - the date of this Agreement in November 1998.

COLLATERAL - all of the Property and interests in Property described in Article 24 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

CONSOLIDATED - the consolidation in accordance with that which is required to be consolidated for financial reporting purposes in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located of the accounts or other items as to which such term applies.

CONSOLIDATED DEBT TO EBITDA RATIO - as defined in Exhibit 32.1.

CREDIT REGULATIONS - the Credit Regulations attached to the Agreement as APPENDIX B, with such amendments as Lender shall enact in the ordinary course of business (provided that any such amendment shall not apply to the Agreement unless approved by the Fleet Agent).

CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located.

DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.


                                     Appendix A-7

DEFAULT RATE - as defined in Article 7 of the Agreement.

DISTRIBUTION - in respect of any company means and includes:

(a) the payment of any dividends or other distributions on share capital stock of the company (except distributions in such stock); and

(b) the redemption or acquisition of securities of such company unless made contemporaneously from the net proceeds of the sale of securities.

DOLLAR EQUIVALENT - with respect to any monetary amount in any currency other than US Dollars, at any time, the amount of US Dollars obtained by converting such currency into US Dollars at the spot rate for such transaction as quoted by KBC Bank N.V. at such time.

EBITDA - as defined in EXHIBIT 32.1.

ELIGIBLE ACCOUNT - an Account arising in the ordinary course of a Borrower's or Pentagon's business from the sale of goods or rendition of services if:

(a) it does not arise out of a sale made by any Borrower or Pentagon to an Affiliate of a Borrower or Pentagon or to a Person controlled by a Borrower or Pentagon or an Affiliate of a Borrower or Pentagon;

(b) it is an Account that is at all times from and after the 90th day following the Closing Date fully insured by credit insurance acceptable to Lender and assigned to Lender in a manner satisfactory to Lender, in each case in Lender's sole discretion, and it does not remain unpaid for more than 120 days past original invoice date or 60 days after the original due date shown on the invoice;

(c) 75% or more of the Accounts from the Account Debtor are Eligible Accounts hereunder;

(d) the total unpaid Accounts of the Account Debtor do not exceed 20% of the net amount of all Eligible Accounts, but only such excess (which shall consist of the oldest unpaid Accounts of the subject Account Debtor) shall not be Eligible Accounts;

(e) no covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;

(f) the Account Debtor is not also a creditor or supplier of any Borrower or Pentagon, and the Account Debtor has not disputed liability with respect to such Account, and the Account Debtor has not made any claim with respect to any other Account due from such Account Debtor, and the Account is not or may not otherwise become subject to any right of set-off by the Account Debtor, PROVIDED, THAT any such Account shall be eligible to the extent the amount thereof exceeds such contract, dispute, claim, setoff or similar right;



                                     Appendix A-8

(g) the Account Debtor has not commenced a voluntary case under the applicable bankruptcy or insolvency laws and has not made an assignment for the benefit of creditors, nor has a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the applicable bankruptcy or insolvency laws, as now constituted or hereafter amended, nor has any other petition or other application for relief under the applicable bankruptcy or insolvency laws been filed against the Account Debtor, nor has the Account Debtor failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

(h) it does not arise from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

(i) the Account Debtor is not a governmental unit or any department, agency or instrumentality thereof, unless the relevant Borrower or Pentagon assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the relevant provisions of the applicable laws and regulations concerning such assignment;

(j) it is at all times subject to Lender's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien;

(k) the goods giving rise to such Account have been delivered to and accepted by the Account Debtor or the services giving rise to such Account have been performed by a Borrower or Pentagon and accepted by the Account Debtor or the Account otherwise represents a final sale;

(1) the Account is not evidenced by chattel paper or an instrument of any kind and has not been reduced to judgment;

(m) neither Pentagon, nor any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (b) above, as applicable; and

(n) it has been fully earned by Pentagon or the applicable Borrower and is payable: PROVIDED, that if there is a holdback, the Account shall be ineligible only to the extent of the holdback.

ELIGIBLE INVENTORY - Inventory of any Borrower or Pentagon (other than packaging materials and supplies) if:

(a)    it is raw materials or work-in-process or finished goods;

(b)    it is in good, new and saleable condition;

(c)    it is not slow-moving, obsolete or unmerchantable;


                                     Appendix A-9

(d)    it meets all standards imposed by any governmental agency or authority;

(e) it conforms in all respects to any covenants, warranties and representations set forth in the Agreement;

(f) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien and except for Inventory sold on consignment and located in Australia having a value of not more than BEF7,311,500.00 at any one time; and

(g) it is situated at a location in compliance with the Agreement or is in transit.

ENVIRONMENTAL LAWS - all national, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Pentagon's or any Borrower's operations or owned by Pentagon or any Borrower or in which Pentagon or a Borrower has an interest, whether now owned or hereafter acquired by such Borrower or Pentagon and wherever located, and all parts, accessories and tools and all increases and accessions thereto and substitutions and replacements therefor.

EVENT OF DEFAULT - as defined in Article 34 of the Agreement.

EXCESS CASH FLOW - an amount determined to be Excess Cash Flow as defined in and pursuant to the Fleet Credit Agreement, as such amount is set forth in writing delivered by the Fleet Agent to the Lender.

EXTRAORDINARY RECEIPT - any cash received by or paid to or for the account of any Person not in the ordinary course of business (other than by sale, lease or transfer), including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (i) such application is made within one hundred eighty (180) days (or three hundred sixty (360) days, with respect to real estate or improvements on real estate), after such Person's receipt of such proceeds, awards or payments and (ii) such proceeds, awards or payments are received by such Person within fifteen (15) months after the occurrence of such damage or loss; or (b) are received by any Person in respect of any third party claim against such


                                    Appendix A-10

Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

FIRST AMENDED AND RESTATED LOAN AGREEMENT - as defined in the Recitals to the Agreement.

FISCAL YEAR - a fiscal year of PolyVision and its Consolidated Subsidiaries ending on April 30 in any calendar year.

FLEET - as defined in the Recitals to the Agreement.

FLEET AGENT - as defined in the Recitals to the Agreement.

FLEET CAPITAL - as defined in the Recitals to the Agreement.

FLEET CREDIT AGREEMENT - as defined in the Recitals to the Agreement.

FLEET LENDERS - as defined in the Recitals to the Agreement.

FRAUDULENT CONVEYANCE - a fraudulent conveyance or transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, province, nation or other governmental unit, as in effect from time to time.

GENERAL INTANGIBLES - all personal property of any Borrower or Pentagon (including things in action) other than goods, accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by any Borrower or Pentagon.

GIROBANK - erste bank der oster eichisher sparkassen AG.

GUARANTORS - PolyVision, Posterloid and Greensteel and any other Person who may on the date of the Agreement or hereafter guarantee payment or performance of the whole or any part of the Obligations under this Agreement.

GUARANTY AGREEMENTS - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Lender.

INDEBTEDNESS - as applied to a Person means, without duplication:

(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

(b) all obligations of other Persons which such Person has guaranteed or for which such Person is liable;


                                    Appendix A-11

(c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of any Person;

(d)    in the case of a Borrower (without duplication), the AE Obligations; and

(e)    in the case of Pentagon (without duplication), the Pentagon Obligations.

INTERCOMPANY SUBORDINATION AGREEMENT - that certain Subordination Agreement dated the Closing Date in favor of Lender and Administrative Agent executed by PolyVision and certain of its Subsidiaries pursuant to which the repayment of certain intercompany obligations is made subject and subordinate on the terms set forth therein to the repayment of obligations owing to Lender under this Agreement and the Other KBC Loan Agreement and owing to the Fleet Lenders and Fleet Agent, as it may from time to time be amended with the consent of the Administrative Agent.

INTEREST COVERAGE RATIO - as defined in EXHIBIT 32.1.

INTEREST DETERMINATION DATE - with respect to any BIBOR Period for which BIBOR is to be determined, the second Business Day prior to the first day of such period.

INVENTORY - all of Pentagon's or any Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Pentagon or a Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Pentagon's or a Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower or Pentagon.

INVESTMENT PROPERTY - all of any Borrower's or Pentagon's investment property, whether now owned or hereafter acquired, including, but not limited to, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and commodity contracts.

ISSUER - Fleet National Bank, a national banking association organized under the laws of the United States of America.

KBC - KBC Bank N.V.

LC AMOUNT - at any time, the aggregate undrawn face amount of all Letters of Credit then outstanding and, with respect to Pentagon or any Borrower, the aggregate undrawn face amount of all Letters of Credit issued for the account of that Borrower or of Pentagon and then outstanding.

LEGAL REQUIREMENT - any requirement imposed upon Lender by any law, regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of any board,


                                    Appendix A-12
central bank or governmental or administrative agency, institution or authority or any political subdivision of either thereof.

LETTER OF CREDIT - any standby letter of credit or first demand guaranty, issued by Lender or any of its Affiliates for the account of Pentagon or any Borrower.

LETTER OF CREDIT AGREEMENT - the Letter of Credit Agreement dated the date of the Agreement between Lender and Fleet, providing, among other things, for the allocation of various administrative and monitoring responsibilities relating to the Credit Facility between Lender and Fleet.

LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

LOAN AMOUNT - the loan account established for Pentagon and each Borrower on the books of Lender.

LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

LOANS - all loans and advances of any kind made by Lender pursuant to the Agreement.

MATERIAL ADVERSE EFFECT -

(a) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Pentagon or any Borrower;

(b) a material adverse effect on the rights and remedies of Lender under the Loan Documents; or


                                    Appendix A-13

(c) the material impairment of the ability of any Borrower or Pentagon to perform its obligations hereunder or under any Loan Document.

MONEY BORROWED - means:

(a) Indebtedness arising from the lending of money by any Person to a Borrower or Pentagon;

(b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower or Pentagon:

       (i) which is represented by notes payable or drafts accepted that evidence extensions of credit;

       (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

       (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;

(c)    Indebtedness that constitutes a Capitalized Lease Obligation;

(d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit or guaranties, generally; and

(e) Indebtedness of Pentagon or a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof, if owed directly by Pentagon or a Borrower.

MORTGAGES - the mortgages, deeds of trust or other documents to be executed by Pentagon or Borrower on or about the Original Closing Date or the date of this Agreement, or, in the case of Aubecq, on or about the date of the First Amended and Restated Loan Agreement, in favor of Lender and by which the relevant Borrower or Pentagon shall grant and convey to Lender as security for the Obligations, a Lien upon the real Property owned by such Borrower or Pentagon.

NET CASH PROCEEDS - with respect to any sale, lease, transfer or other disposition of any asset by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal and accounting fees, finder's fees, printing costs and other similar out-of-pocket costs, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any indebtedness secured by a Lien on such asset that, by the terms of such transaction or the terms of such indebtedness, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or due and payable or set aside for payment (because due and payable) within ten
(10) Business Days after receipt by the applicable Borrower or Pentagon or PolyVision or other Subsidiary of PolyVision to a Person that is not an Affiliate of such Borrower or Pentagon or PolyVision or other Subsidiary of PolyVision and are properly attributable to such transaction or to the asset that is the subject thereof.

OBLIGATIONS - the AE Obligations and Pentagon Obligations together.


                                    Appendix A-14

OLD NML SUBORDINATED DEBT- Indebtedness owing by Alliance Europe in an aggregate principal amount of USD4,700,000 and any guaranties thereof, all as in effect on the Original Closing Date pursuant to that certain Senior Subordinated Loan Agreement dated as of October 2, 1997 among Alliance, America Alliance Europe, AIG and Northwestern Mutual Life Insurance Company.

ORIGINAL CLOSING DATE - October 2, 1997.

OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Pentagon or a Borrower, or any other third party (other than legal counsel or accountants), and delivered to Lender in respect of the transactions contemplated by the Agreement.

OTHER KBC LOAN AGREEMENT - means the Credit Facility Agreement dated the Closing Date by and among PolyVision Belgium, PolyVision France and KBC, as it may be amended, supplemented, restated or otherwise modified from time to time.

OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans outstanding to any Borrower or Pentagon exceeds such Borrower's or Pentagon's Borrowing Base or exceeds any other limit or sublimit set forth in this Agreement.

PARENT - PolyVision.

PENTAGON BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

(a)    BEF36,557,500.00; or

(b)    an amount equal to:

       (i) 85% of the net amount of Pentagon's Eligible Accounts outstanding at such date;

       PLUS

       (ii)    the lesser of:

               (1) BEF14,623,000.00 minus the amount of Revolving Credit Loans based on Inventory outstanding to Pentagon at such date; or

               (2) 50% of the value of Eligible Inventory of Pentagon at such date calculated on the basis of the lower of cost or market with the cost calculated on a first-in, first-out basis.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option,



                                    Appendix A-15
be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

PENTAGON OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, reimbursement obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Pentagon to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising.

PENTAGON REVOLVING CREDIT FACILITY - a revolving credit facility, up to an aggregate principal amount of BEF36,557,500.00, pursuant to which Lender agrees to make from time to time revolving credit loans available to Pentagon, as requested by Pentagon in the manner set forth in Article 15 of the Agreement.

PERMITTED ACQUISITION - an acquisition which constitutes a "Permitted Acquisition" as defined in and under the Fleet Credit Agreement.

PERMITTED LIENS - any Lien permitted by Article 31(e) of the Agreement.

PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrowers and/or Pentagon existing on the date hereof and incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of all Borrowers, Pentagon, PolyVision and its other Subsidiaries at the time outstanding, does not exceed $750,000.00. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

PLAN - an employee benefit plan now or hereafter maintained for employees of any Borrower or Pentagon under the relevant provisions of the laws and regulations applicable to such Borrower or Pentagon.

POLYVISION - as defined in the Recitals to the Agreement.

POLYVISION BELGIUM - PolyVision Belgium N.V., a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP,";

POLYVISION FRANCE - PolyVision France EURL, a limited liability company incorporated under the laws of France.


                                    Appendix A-16

PROJECTIONS - Pentagon's and Borrowers' forecasted Consolidated and consolidating:

(a)    balance sheets;

(b)    profit and loss statements;

(c)    cash flow statement; and

(d)    capitalization statements;

all prepared on a consistent basis with Pentagon's and Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

PURCHASE DOCUMENTS - the Stock Purchase Agreement dated as of September 1, 1998 (as amended prior to the date of this Agreement) by and between PolyVision Corporation, PolyVision Belgium and PolyVision France, Alliance International Group, Inc. ("AIG") and the stockholders of AIG and AIG Holdings, Inc., pursuant to which the Acquisition shall have been consummated.

PURCHASE MONEY INDEBTEDNESS - means and includes:

(a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets;

(b) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof; and

(c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets (and insurance for same) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

RENTALS - as defined in Article 31(m) of the Agreement.

RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contributions, or otherwise, or in any Property except the following:


                                    Appendix A-17

(a) investments, to the extent existing on the Closing Date, by that Borrower or Pentagon;

(b)    Property to be used in the ordinary course of business;

(c) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or Pentagon;

(d) investments in direct obligations of any of the jurisdictions in which any Borrower's or Pentagon's registered office is located, or any agency thereof or obligations guaranteed by any such jurisdictions, or any agency thereof, PROVIDED, THAT such obligations mature within one year from the date of acquisition thereof;

(e) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of any of the jurisdictions in which any Borrower or Pentagon's registered office is located, or any agency thereof having capital surplus and undivided profits aggregating at least the Dollar Equivalent of $100,000,000;

(f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 360 days from the date of creation thereof; and

(g)    investments permitted under the Agreement.

REVOLVING CREDIT LOAN - a Loan made by Lender as provided in Articles 3 and 5 of the Agreement.

REVOLVING LOAN COMMITMENTS - the amount of Lender's commitment pursuant to Articles 3 and 5 of the Agreement.

SECURITY DOCUMENTS - all instruments, agreements and documents now or at any time hereafter securing the whole or any part of the Obligations, including without limitation all of the security documents described in Article 24 of the Agreement.

SELLER - has the meaning provided in the definition of Purchase Documents.

SENIOR SUBORDINATED LOAN AGREEMENT - as defined in the Fleet Credit Agreement.

SENIOR SUBORDINATED NOTE - has the meaning provided in the Fleet Credit
Agreement.

SOLVENT - as to any Person, such Person:

(a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts);

(b)    is able to pay all of its Indebtedness as such Indebtedness matures; and


                                    Appendix A-18

(c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

STATUTORY RESERVES - a fraction (expressed as a decimal) the numerator of which is the number one, and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by any banking authority to which Lender is subject for Eurocurrency Liabilities. BIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

SUBORDINATED DEBT - Indebtedness evidenced by the Senior Subordinated Note owing by PolyVision in an aggregate principal amount of USD25,000,000 and any guaranties thereof, as in effect on the Closing Date and as may be amended or refinanced in compliance with the Fleet Credit Agreement, and any other indebtedness of a Borrower or Pentagon that is subordinated to the Obligations in a manner satisfactory to Lender.

SUBSIDIARY - any company of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

TERM LOAN COMMITMENT - the amount of Lender's commitment pursuant to Article 4 of the Agreement.

TERM LOANS - the Loans described in Article 4 of the Agreement.

VOTING STOCK - securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

WHOLLY-OWNED SUBSIDIAR(IES) - of any Person, means a Subsidiary of such Person all of the outstanding Voting Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of that Person or a combination thereof.


                                    Appendix A-19

                                      APPENDIX D

                                        to the

                Credit Facility Agreement dated as of 20 November 1998 by and among (1) ALLIANCE EUROPE NV, (2) ALLIANCE GRAPHICS NV,
                      (3)EMAILLERIES DE BLANC MISSERON, A. AUBECQ SA.,
                                   (4) ALLIANCE PENTAGON A/S,
                    and (5) KBC N.V., as Lender (the "AGREEMENT")

1. All capitalized terms used but not defined in this Appendix shall have the meanings given to those terms in the Agreement.

2. In addition to the terms and conditions set out in the Agreement, Lender and Borrowers and Pentagon agree as follows:

2.1.   INCREASED COSTS

2.1.1. Subject to paragraph (b) below, where Lender determines that, as a result of the introduction or variation of any law or any change in the interpretation or application of any law, or compliance with any request (whether or not having the force of law but, if not having the force of law, being of a type with which Lender is accustomed to comply and including any request or requirement which affect the manner in which Lender is required to or does maintain capital resources in relation to its obligations under this Agreement) from any central bank or other fiscal, monetary or other authority or agency, the cost to Lender of maintaining or funding the Revolving Credit Facility and/or the AE Term Credit Facility, as the case may be, is increased or the amount of any sum received or receivable by it in respect of this Agreement or the effective return to it under this Agreement is reduced or it is obligated to make any payment (except in respect of tax on its overall net income) or foregoes any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by it from Borrowers or Pentagon, as the case may be, under this Agreement, then:

       (a) Lender shall notify Borrowers and Pentagon of the event promptly upon becoming aware of it and deliver to Borrowers and Pentagon a certificate to that effect containing relevant details; and

       (b) Borrowers and Pentagon shall on demand pay to Lender such amounts as Lender from time to time and at any time notifies Borrowers and Pentagon to be necessary to compensate it for such increased cost, reduction, payment or foregone interest or return.


                                     Appendix D-1

2.2.   INDEMNIFICATION

2.2.1. In accordance with Article 20 of the Credit Regulations, Borrowers and Pentagon shall on demand pay, in each case on the basis of a full indemnity to Lender all reasonable expenses (including legal, printing and out-of-pocket expense and taxes) incurred in connection with the negotiation, preparation or completion of this Agreement or in connection with the preservation, enforcement or the attempted preservation or enforcement of any of Lender's rights under this Agreement.

2.2.2. Without prejudice to Clause 2.2.3 below, Borrowers and Pentagon shall fully indemnify Lender from and against any expense, loss, damage or liability which it may incur as a consequence of the occurrence of any Event of Default or otherwise in connection with this Agreement and the indemnity shall include, without limitation (but without duplication of the interest charged under the Agreement), any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount.

2.2.3. If Lender incurs any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain all or any portion of the AE Term Credit Facility or any Advance as a result of any repayment of all or any portion of the principal amounts of the AE Term Credit Facility or of an Advance in each case bearing interest based on a BIBOR Interest Period on a date other than the scheduled due dates therefore (such loss or expense to be referred to as the "FUNDING LOSS"), Borrowers and/or Pentagon, as the case may be, shall, at the first demand of Lender, pay to Lender such amount as will reimburse Lender for such loss or expense.

       (a) The Funding Loss shall be calculated on an actuarial basis. Consequently, the Funding Loss shall be equal to the discounted difference between the income that Lender would have received from making the AE Term Credit Facility and/or the Advance available if no early repayment had been made and the income that Lender will receive upon reinvestment at the prevailing market rate of the amounts repaid early. In the event of partial early repayments, the income Lender continues to receive from the amount of the AE Term Credit Facility or any Advance not repaid early must be added to the income it receives upon reinvestment.

       (b) The Funding Loss shall be calculated on the amount of the early repayment and for the period commencing from the date of early repayment and lasting until the date originally agreed for the repayment of the relevant amount. The interbank deposit rate prevailing at the time of early repayment plus 200 basis points shall serve as the discount rate.

       (c) A statement setting forth the amount of any such loss or expense shall be submitted by Lender to Borrowers or Pentagon, as the case may be, and shall, in the absence of demonstrable error, be conclusive on Borrowers and Pentagon.


                                     Appendix D-2

2.2.4. Should the above-mentioned calculation of the Funding Loss result in a negative amount, Lender shall transfer such amount ("FUNDING PROFIT") to Borrowers or Pentagon, as the case may be, having deducted all taxes, duties, charges or otherwise required by law.

2.2.5. Clauses 2.2.3 and 2.2.4 shall not apply to any repayment or prepayments pursuant to Article 11, 12 and 13 of the Credit Regulations.




















                                     Appendix D-3

                                      EXHIBIT A
                                          TO
                         ALLIANCE EUROPE, ALLIANCE GRAPHICS,
                          AUBECQ AND PENTAGON LOAN AGREEMENT

REPAYMENT SCHEDULE FOR AE TERM CREDIT FACILITY

Principal shall be due and payable quarterly, commencing January 31, 1999 and continuing on the last day of each calendar quarter thereafter to and including the last day of October 2004 in installments as set forth below:

       Date of Payment:
       Each January 31, April 30,
       July 31, and October 31                    Quarterly Principal
       Commencing January 31, 1999               Amount Due
       ---------------------------           -----------------

               1999                                     496,434.00
               2000                                   6,619,117.00
               2001                                  16,051,359.00
               2002                                  18,202,572.00
               2003                                  19,857,351.00
               2004                                  21,512,131.00

PROVIDED that in any event the entire remaining principal balance then outstanding, together with any other amounts due hereunder, shall be due on October 31, 2004.




                                     Appendix D-4

                                     EXHIBIT 32.1

                                 FINANCIAL COVENANTS


CONSOLIDATED DEBT TO EBITDA RATIO shall mean, as of any date of determination, a ratio of (a) Debt of PolyVision and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of PolyVision and its Subsidiaries.

DEBT of any Person means, without duplication,

       (a)     all indebtedness of such Person for borrowed money,

       (b) all Obligations (for all purposes of this definition of Debt, as defined below in this Exhibit 32.1) of such Person for the deferred purchase price of property or services,

       (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

       (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

       (e)     all Obligations of such Person as lessee under Capitalized
Leases,

       (f) all Obligations, contingent or otherwise, of such Person under bankers acceptance, letter of credit or similar facilities,

       (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (i) any capital stock of or other ownership or profit interest in such Person or any other Person or (ii) any warrants, rights or options to acquire such capital stock,

       (h)     all Obligations of such Person in respect of Hedge Agreements,

       (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect thereof, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure the holder of such Debt against loss in respect thereof, and

       (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned


                                     Appendix D-5
by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

EBITDA shall mean, for any period, the sum, for PolyVision and its Subsidiaries determined on a Consolidated basis, of (i) Net Income (or net loss), (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses, (vi) amortization expense and other non-ordinary non-cash charges deducted in the calculation of Net Income or net losses (including, without limitation, amortization of fees and expenses related to the Acquisition and compensation expense not paid in cash), and (vii) to the extent deducted in the computation of Net Income, non-recurring restructuring charges resulting from plant closing expenses, severance obligations and reorganization expenses relating to the consummation of the Acquisition as described in the Pro-Forma Financials or Projections (as defined in the Fleet Credit Agreement) delivered on the Closing Date, MINUS extraordinary and nonrecurring gains (or plus extraordinary losses) (in each case determined in accordance with GAAP), PLUS the pro forma effect on EBITDA for such period of any Permitted Acquisition made by PolyVision or its Subsidiaries (such pro forma effect to be determined in a manner reasonably acceptable to the Fleet Agent).

FIXED CHARGE COVERAGE RATIO shall mean, for the four consecutive fiscal quarters of PolyVision and its Subsidiaries ending on the date of determination, the ratio of (a) EBITDA of PolyVision and its Subsidiaries for such four fiscal quarters (or such other period specified in the covenants set forth below entitled "Fixed Charge Coverage Ratio"), to (b) Fixed Charges for such four fiscal quarters (or other period specified in such covenant).

FIXED CHARGES means the sum, for PolyVision and its Subsidiaries on a Consolidated basis for any period, of (i) Interest Expense, PLUS (ii) scheduled amortization of Debt payable during such period, plus (iii) income taxes and other taxes payable in respect of such period, plus (iv) Capital Expenditures during such period to the extent permitted by this Agreement or the KBC Loan Agreements.

HEDGE AGREEMENTS - shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

INTEREST EXPENSE shall mean, with respect to any Person for any period, interest expense on all Debt of such Person for such period whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of PolyVision and its Subsidiaries, interest expense in respect of Debt resulting from Advances under this Agreement, the Fleet Credit Agreement or the Other KBC Loan Agreement, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by PolyVision or any of its Subsidiaries pursuant to in connection with the commitments hereunder or under the Fleet Credit Agreement or under the Other KBC Loan Agreement.

OBLIGATION - shall mean, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment,


                                     Appendix D-6
liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 34.1(j). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit and European Letter of Credit reimbursements, Letter of Credit and European Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document,
(b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (c) any other obligations arising out of or under, based upon or relating to the Loan Documents.
















                                     Appendix D-7

                                      COVENANTS

CONSOLIDATED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Borrowers a Consolidated Debt to EBITDA Ratio of not more than the ratio set forth below:

       ------------------------------  ----------------
       Date of Determination:           Maximum Ratio
       ------------------------------  ----------------
       January 31, 1999                 6.00 to 1.0
       ------------------------------  ----------------
       April 30, 1999                   6.00 to 1.0
       ------------------------------  ----------------
       July 31, 1999                    5.75 to 1.0
       ------------------------------  ----------------
       October 31, 1999                 5.50 to 1.0
       ------------------------------  ----------------
       January 31, 2000                 5.25 to 1.0
       ------------------------------  ----------------
       April 30, 2000                   5.25 to 1.0
       ------------------------------  ----------------
       July 31, 2000                    5.25 to 1.0
       ------------------------------  ----------------
       October 31, 2000                 5.00 to 1.0
       ------------------------------  ----------------
       January 31, 2001                 5.00 to 1.0
       ------------------------------  ----------------
       April 30, 2001                   4.50 to 1.0
       ------------------------------  ----------------
       July 31, 2001                    4.50 to 1.0
       ------------------------------  ----------------
       October 31, 2001                 4.50 to 1.0
       ------------------------------  ----------------
       January 31, 2002                 4.50 to 1.0
       ------------------------------  ----------------
       April 30, 2002 through (and
       including) October 31, 2005      4.0 to 1.0
       ------------------------------  ----------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of PolyVision ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):

               Date                     Amount
       ------------------------------  ----------------
       January 31, 1999                 $2,000,000
       ------------------------------  ----------------
       April 30, 1999                   $1,750,000
       ------------------------------  ----------------
       July 31, 1999                    $1,250,000
       ------------------------------  ----------------
       October 31, 1999                 $  500,000
       ------------------------------  ----------------


                                     Appendix D-8

INTEREST COVERAGE RATIO.  Maintain as of each date set forth below, a ratio of
(i) EBITDA for the most recently completed four fiscal quarters of PolyVision to
(ii) Consolidated cash Interest Expense for such period of not less than the ratio set forth below for such period:

       ------------------------------  ----------------
       Date of Determination:           Minimum Ratio
       ------------------------------  ----------------
       January 31, 1999                 1.70 to 1.0
       ------------------------------  ----------------
       April 30, 1999                   1.70 to 1.0
       ------------------------------  ----------------
       July 31, 1999                    1.75 to 1.0
       ------------------------------  ----------------
       October 31, 1999                 1.85 to 1.0
       ------------------------------  ----------------
       January 31, 2000                 1.85 to 1.0
       ------------------------------  ----------------
       April 30, 2000                   2.00 to 1.0
       ------------------------------  ----------------
       July 31, 2000                    2.00 to 1.0
       ------------------------------  ----------------
       October 31, 2000                 2.00 to 1.0
       ------------------------------  ----------------
       January 31, 2001                 2.00 to 1.0
       ------------------------------  ----------------
       April 30, 2001                   2.25 to 1.0
       ------------------------------  ----------------
       July 31, 2001                    2.25 to 1.0
       ------------------------------  ----------------
       October 31, 2001                 2.25 to 1.0
       ------------------------------  ----------------
       January 31, 2002                 2.25 to 1.0
       ------------------------------  ----------------
       April 30, 2002 through (and
       including) October 31, 2005      2.50 to 1.0
       ------------------------------  ----------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Borrowers ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):

       ------------------------------  ----------------
       Date                             Amount
       ------------------------------  ----------------
       January 31, 1999                 $2,000,000
       ------------------------------  ----------------
       April 30, 1999                   $1,750,000
       ------------------------------  ----------------
       July 31, 1999                    $1,250,000
       ------------------------------  ----------------
       October 31, 1999                 $  500,000
       ------------------------------  ----------------


                                     Appendix D-9

FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each fiscal quarter of PolyVision a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of PolyVision and its Subsidiaries on a Consolidated basis of not less than the following ratios for the requisite periods set forth below (except that in respect of the first three testing periods referred to below, EBITDA and Fixed Charges shall be computed only for the one, two and three fiscal quarterly periods respectively described below, provided that Capital Expenditures shall be computed within fixed charges in an amount equal to the greater of one-quarter of the Capital Expenditures permitted during [the twelve month period] during which a testing period ends and actual Capital Expenditures made during the testing period specified below):

       --------------------------------  ----------------
       Four Fiscal Quarters ending on:
       --------------------------------  ----------------
       Each October 31, January 31,      1.10 to 1.0
       April 30 and July 31 after the
       Closing Date and continuing
       through (and including)
       October 31, 2005
       --------------------------------  ----------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of PolyVision ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):

       --------------------------------  ----------------
       Date                              Amount
       --------------------------------  ----------------
       January 31, 1999                  $2,000,000
       --------------------------------  ----------------
       April 30, 1999                    $1,750,000
       --------------------------------  ----------------
       July 31, 1999                     $1,250,000
       --------------------------------  ----------------
       October 31, 1999                  $  500,000
       --------------------------------  ----------------


                                    Appendix D-10